                                TRUST AGREEMENT


                                    between


                             FIRST INDUSTRIAL, L.P.




                                      and

                        FIRST BANK NATIONAL ASSOCIATION



                                    Trustee





                            Dated as of May 16, 1997

                               TABLE OF CONTENTS


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                                                                                 Page
                                                                                 ----
ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
        Definitions and Assumptions   . . . . . . . . . . . . . . . . . . . . .    1
        SECTION I.1.     Definitions  . . . . . . . . . . . . . . . . . . . . .    1
        SECTION I.2.     Rules of Construction  . . . . . . . . . . . . . . . .   12

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Declaration of Trust; Issuance of Certificates  . . . . . . . . . . . . . . . .   13

        SECTION II.1.    Creation and Declaration of Trust;
                         Purchase of Notes  . . . . . . . . . . . . . . . . . .   13
        SECTION II.2.    Representations and Warranties of
                         the Operating Partnership  . . . . . . . . . . . . . .   14
        SECTION II.3.    Breach of Representation, Warranty
                         or Covenant  . . . . . . . . . . . . . . . . . . . . .   15
        SECTION II.4.    Agreement to Authenticate and Deliver
                         Certificates   . . . . . . . . . . . . . . . . . . . .   15

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Administration of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

        SECTION III.1.   Administration of Trust  . . . . . . . . . . . . . . .   16
        SECTION III.2.   Receipt of Trust Asset Payments  . . . . . . . . . . .   16
        SECTION III.3.   Certificate Account  . . . . . . . . . . . . . . . . .   16
        SECTION III.4.   Realization Upon Defaulted Notes   . . . . . . . . . .   17
        SECTION III.5.   Access to Certain Documentation  . . . . . . . . . . .   17

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Distributions and Reports to Certificateholders;
Transfer of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

        SECTION IV.1.    Distributions  . . . . . . . . . . . . . . . . . . . .   18
        SECTION IV.2.    Final Distributions  . . . . . . . . . . . . . . . . .   19
        SECTION IV.3.    Reports to Certificateholders  . . . . . . . . . . . .   21
        SECTION IV.4.    Compliance with Withholding
                         Requirements; Tax Treatment and
                         Reporting  . . . . . . . . . . . . . . . . . . . . . .   21
        SECTION IV.5.    Transfer of Certificates   . . . . . . . . . . . . . .   22
        SECTION IV.6.    Rule 144A Information  . . . . . . . . . . . . . . . .   23

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
Security Forms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

        SECTION V.1.  Forms Generally   . . . . . . . . . . . . . . . . . . . .   24
        SECTION V.2.  Form of Face of Security  . . . . . . . . . . . . . . . .   24
        SECTION V.3.  Form of Reverse of Security   . . . . . . . . . . . . . .   29


ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

The Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

        SECTION VI.1.    Designation; Principal Amount and
                         Denominations  . . . . . . . . . . . . . . . . . . . .   30
        SECTION VI.2.    Execution, Authentication and Delivery   . . . . . . .   30
        SECTION VI.3.    Registration; Registration of Transfer and
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                                       i
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                         Exchange   . . . . . . . . . . . . . . . . . . . . . .   32
        SECTION VI.3A.   Certain Transfers and Exchanges  . . . . . . . . . . .   34
        SECTION VI.4.    Mutilated, Destroyed, Lost or Stolen
                         Certificates   . . . . . . . . . . . . . . . . . . . .   40
        SECTION VI.5.    Distribution of Available Funds  . . . . . . . . . . .   41
        SECTION VI.6.    Persons Deemed Owners  . . . . . . . . . . . . . . . .   42
        SECTION VI.7.    Cancellation   . . . . . . . . . . . . . . . . . . . .   42
        SECTION VI.8.    Global Securities  . . . . . . . . . . . . . . . . . .   42
        SECTION VI.9.    Notices to Depository  . . . . . . . . . . . . . . . .   45
        SECTION VI.10.   Conditions of Authentication and  Delivery   . . . . .   45
        SECTION VI.11.   Appointment of Paying Agent  . . . . . . . . . . . . .   45
        SECTION VI.12.   Authenticating Agent   . . . . . . . . . . . . . . . .   46
        SECTION VI.13.   Events of Default  . . . . . . . . . . . . . . . . . .   48

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
The Operating Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

        SECTION VII.1.   Liability of the Operating Partnership   . . . . . . .   49
        SECTION VII.2.   Limitation on Liability of the Operating Partnership     49
        SECTION VII.3.   The Operating Partnership May Purchase Certificates  .   49

ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
Concerning the Call Option and the Put Option . . . . . . . . . . . . . . . . .   50

        SECTION VIII.1.  Call Option  . . . . . . . . . . . . . . . . . . . . .   50
        SECTION VIII.2.  Obligations to the Callholder  . . . . . . . . . . . .   51
        SECTION VIII.3.  Put Option   . . . . . . . . . . . . . . . . . . . . .   51

ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
Concerning the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

        SECTION IX.1.    Duties of Trustee; Notice of Defaults  . . . . . . . .   52
        SECTION IX.2.    Certain Matters Affecting the Trustee  . . . . . . . .   52
        SECTION IX.3.    Trustee Not Liable for Recitals in
                         Certificates or Trust Assets   . . . . . . . . . . . .   53
        SECTION IX.4.    Trustee May Own Certificates   . . . . . . . . . . . .   55
        SECTION IX.5.    Trustee's Fees and Expenses;
                         Indemnification  . . . . . . . . . . . . . . . . . . .   55
        SECTION IX.6.    Eligibility Requirements for Trustee   . . . . . . . .   56
        SECTION IX.7.    Resignation or Removal of the Trustee  . . . . . . . .   57
        SECTION IX.8.    Successor Trustee  . . . . . . . . . . . . . . . . . .   56
        SECTION IX.9.    Merger or Consolidation of Trustee   . . . . . . . . .   58
        SECTION IX.10.   Appointment of Office or Agency  . . . . . . . . . . .   58
        SECTION IX.11.   Representations and Warranties of Trustee  . . . . . .   58
        SECTION IX.12.  Limitation of Powers and Duties   . . . . . . . . . . .   59

ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
        SECTION X.1.     Termination  . . . . . . . . . . . . . . . . . . . . .   61
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                                       ii
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ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

        SECTION XI.1.    Amendment  . . . . . . . . . . . . . . . . . . . . . .   62
        SECTION XI.2.    Counterparts   . . . . . . . . . . . . . . . . . . . .   63
        SECTION XI.3.    Limitation on Rights of Certificateholders   . . . . .   64
        SECTION XI.4.    Governing Law  . . . . . . . . . . . . . . . . . . . .   65
        SECTION XI.5.    Notices  . . . . . . . . . . . . . . . . . . . . . . .   65
        SECTION XI.6.    Severability of Provisions   . . . . . . . . . . . . .   66
        SECTION XI.7.    Notice to Rating Agencies  . . . . . . . . . . . . . .   66
        SECTION XI.8.    Nonpetition Covenant   . . . . . . . . . . . . . . . .   67
        SECTION XI.9.    Article and Section References   . . . . . . . . . . .   67
        SECTION XI.10    Compliance Certificates and Opinions, etc.   . . . . .   67

        EXHIBIT A   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
        EXHIBIT B   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1
        EXHIBIT C   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-1
        EXHIBIT D   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  D-1
        EXHIBIT E   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  E-1
        EXHIBIT F   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1
        EXHIBIT G   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  G-1
        EXHIBIT H   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  H-1
        EXHIBIT I   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-1
        EXHIBIT J   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  J-1
        EXHIBIT K   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  K-1
        EXHIBIT L   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  L-1

                 TRUST AGREEMENT dated as of May 16, 1997, between First Industrial, L.P., a Delaware limited partnership (the "Operating Partnership") and First Bank National Association, a national banking association, as Trustee.


                             PRELIMINARY STATEMENT

                 The Operating Partnership and the Trustee have duly authorized the execution and delivery of this Agreement to create and establish a new trust to be known as the First Industrial Pass-Through Asset Trust 1997-1 and trust certificates to be issued thereby, which certificates shall be known as the 7.375% Pass-Through Asset Trust Securities due May 15, 2004 ("PATSSM" or the "Certificates"), and the Operating Partnership and the Trustee shall herein specify certain terms and conditions in respect thereof.

                 The Certificates shall have an aggregate Initial Certificate Principal Balance of $100,000,000 and shall entitle the holders thereof to distributions thereon to the extent of collections received by the Trustee.

                 All representations, covenants and agreements made herein by each of the Operating Partnership and the Trustee are for the benefit and security of the Certificateholders. The Operating Partnership is entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.


                                   ARTICLE I

                          Definitions and Assumptions

                 SECTION 1.1. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

                 "Affiliate": With respect to any specified Person, any other Person directly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Agreement": This Agreement and all amendments hereof, including the terms of the Certificates.

                 "Applicable Procedures":  As defined in Section 6.3A(2)

                 "Authenticating Agent":  As defined in Section 6.12.

                 "Available Funds": For any Distribution Date, the aggregate amount deposited in the Certificate Account since the last Distribution Date with respect to payments on or in respect of the Notes.

                 "Business Day": Any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions in New York, New York or Chicago, Illinois are authorized or obligated by law, executive order or governmental decree to be closed.

                 "Call Exercise Date": May 1, 2004 or if not a Business Day, the preceding Business Day.

                 "Call Option": The Call Option, dated as of the Closing Date, between the Trustee and the Callholder, pursuant to the Master ISDA Agreement between such parties, the confirmation and schedule for which are substantially in the form attached hereto as Exhibit B.

                 "Call Price": an amount equal to 100% of the principal amount of the Notes.

                 "Callholder": Union Bank of Switzerland, London branch or the Operating Partnership as its permitted assignee.

                 "CEDEL": Cedel Bank, societe anonyme (or any successor securities clearing agency).

                 "Certificateholder" or "Holder": With respect to any Outstanding Certificate, the Person in whose name a Certificate is registered in the Certificate Register on the applicable Record Date or at the time of the presentation or surrender of such Certificate.

                 "Certificate Account":  As defined in Section 3.3.

                 "Certificate Owner": A beneficial owner of a Certificate represented by a Global Security.

                 "Certificate Principal Balance": With respect to an Outstanding Certificate, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions of principal payments on the Notes.

                 "Certificate Register" and "Certificate Registrar": As respectively defined in Section 6.3.

                 "Certificates": The 7.375% Pass-Through Asset Trust Securities due May 15, 2004 authorized by, and executed, authen- ticated and delivered under, this Agreement.

                 "Closing Date":  May 22, 1997.

                 "Code": The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

                 "Commission": The Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Agreement such Commission is not existing and performing the duties now assigned to it, then the body then performing such duties.

                 "Corporate Trust Office": The corporate trust office of the Trustee located at One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601, Attention: Harry Hall, or such other addresses as the Trustee may designate from time to time by notice to the Holders and the Operating Partnership, or the corporate trust office of any successor Trustee (or such other addresses as a successor Trustee may designate from time to time by notice to the Holders and the Operating Partnership).

                 "Definitive Certificates":  As defined in Section 6.8.

                 "Depository":  The Depository Trust Company.

                 "Depository Securities Certification":  As defined in Section
5.1.

                 "Distribution Dates": The Payment Dates, through and including the Final Distribution Date.

                 "Dollar" or "$" or "USD": Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

                 "Eligible Account": Either (i) a segregated account maintained with a Federal or State chartered depositary institution or trust company the long term unsecured debt obligations of which are rated by the Rating Agencies at the higher of (x) at least the then current long-term rating of the Notes or (y) in one of such agencies' two highest long-term rating categories at the time any amounts are held in deposit therein or (ii) a trust account maintained as a segregated account and held by a Federal or State chartered depositary institution or trust company in trust for the benefit of the Certificateholders; provided, however, that such depositary institution or trust company has a long-term rating in one of the four highest categories by the Rating Agencies.

                 "Eligible Expenses": With respect to any Distribution Date, all reasonable out of pocket expenses incurred or made by the Trustee, including costs of collection, in addition to the compensation agreed upon by the Operating Partnership and the Trustee for the Trustee's services. Such expenses shall include the reasonable compensation, expenses and disbursements of the Trustee's agents, counsel and experts.

                 "Euroclear": The Euroclear Clearance System (or any successor securities clearing agency).

                 "Event of Default": an Event of Default under the Notes, as defined in the Indenture.

                 "Exchange Act": The Securities Exchange Act of 1934, as amended.

                 "Executive Officer": With respect to any corporation, the Chief Executive Officer, Chief Operating

Officer, Chief Financial Officer, President, any Vice President, the Secretary, the Treasurer, the Assistant Treasurer or the Assistant Secretary of such corporation; with respect to any partnership, any general partner thereof.

                 "Final Distribution": the distribution by the Trustee on the Final Distribution Date (i) of all Option Proceeds following an exercise of the Call Option by the Callholder or an exercise of the Put Option by the Trust, as the case may be or (ii) of all Liquidation Proceeds received by the Trustee following a Trust Termination Event, as the case may be.

                 "Final Distribution Date": (i) May 15, 2004 in connection with an exercise of the Call Option or the Put Option and (ii) the Business Day following the receipt by the Trustee of the Liquidation Proceeds in connection with a Trust Termination Event.

                 "General Partner": First Industrial Realty Trust, Inc., a Maryland corporation, as general partner of the Operating Partnership, and any successor general partner of the Operating Partnership.

                 "Global Security": As the context may require, any or all of the Temporary Regulation S Global Security, the Permanent Regulation S Global Security and Restricted Global Security.

                 "Indenture": The Indenture, dated as of May 13, 1997, as supplemented by Supplemental Indenture No. 2, to be dated as of May 22, 1997, between the Operating Partnership and First Trust National Association, as Trustee.

                 "Initial Certificate Principal Balance": The aggregate Certificate Principal Balance as of the Closing Date, which is $100,000,000.

                 "Initial Purchaser":  UBS Securities LLC.

                 "Liquidation Proceeds": All amounts, property or proceeds received by the Trustee in connection with a Trust Termination Event.

                 "Notes":  The $100,000,000 7.375% Notes due May

15, 2011 of the Operating Partnership, issued pursuant to the Indenture.

                 "Officer's Certificate": A certificate signed by any Executive Officer of the General Partner or, in the case of the Trustee, a Responsible Officer.

                 "Opinion of Counsel": A written opinion of counsel, who may, except as otherwise expressly provided in this Agreement, be internal counsel for the Operating Partnership or the General Partner.

                 "Operating Partnership": First Industrial, L.P., a Delaware limited partnership and if a successor Person shall have become the Operating Partnership pursuant to any applicable provisions of this Agreement, the "Operating Partnership" shall mean such successor Person.

                 "Operating Partnership Order" or "Operating Partnership Request": A written order or request, respectively, signed in the name of the Operating Partnership by any two of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, any Vice President, the Treasurer, an Assistant Treasurer, a Secretary or an Assistant Secretary of the General Partner and delivered to the Trustee.

                 "Option Proceeds": All amounts received by the Trust in respect of an exercise of the Call Option by the Callholder or an exercise of the Put Option by the Trust, as the case may be.

                 "Outstanding": When used with respect to Certificates, means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Agreement (including, as of such date, all Certificates represented by Global Securities authenticated and delivered under this Agreement), except the reduced portion or portions of any Global Security, as such reduction or reductions shall have been endorsed on such Global Security by the Trustee as provided herein and except:

                 (i) Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation; and

                 (ii)  Certificates which have been issued pursuant to Section
        6.4 or in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates are valid interests in the Trust;

provided, however, that in determining whether the Holders of the required percentage of the aggregate Voting Rights of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates beneficially owned by the Operating Partnership, or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding, and the Voting Rights to which its Holder would otherwise be entitled shall not be taken into account in determining whether the requisite percentage of aggregate Voting Rights necessary to effect any such consent or take any such action has been obtained except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates with respect to which the Operating Partnership has provided the Trustee an Officer's Certificate stating that such Certificates are so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not the Operating Partnership, or any Affiliate of the Operating Partnership.

                 "Owner Securities Certification":  As defined in Section 5.1.

                 "Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                 "Paying Agent":  As defined in Section 6.11.

                 "Payment Date": The semiannual dates on which payments will be due on the Notes as provided therein, being the 15th day of each May and November with the first payment following the Closing Date to occur on May 15, 1997.

                 "Permanent Regulation S Global Security."  As defined in
Section 5.1.

                 "Permitted Investments":  One or more of the following:

                 (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                 (ii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such foreign depository institution or trust company (or, if the only Rating Agency is S&P's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is S&P's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P's if S&P's is the Rating Agency;

                 (iii) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                 (iv) a money market fund or a qualified investment fund rated by each Rating Agency in its highest rating available.

                 "Person": Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Predecessor Certificate": With respect to any particular Certificate, every previous Certificate evidencing all or a portion of the same interest as that evidenced by such particular Certificate; and, for the purpose of this definition, any Certificate authenticated and delivered under Section
6.4 in lieu of a mutilated, lost, destroyed or stolen Certificate shall be deemed to evidence the same interest as the mutilated, lost, destroyed or stolen Certificate.

                 "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

                 "Purchase Agreement": The Purchase Agreement among the Operating Partnership, the Trust and the Initial Purchaser, dated as of May 16, 1997.

                 "Put Option": The put right of the holders of the Notes, as described therein and in Section 8.3 hereof.

                 "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" as defined in Rule 144A(a)(1) of the Securities Act.

                 "Rating Agencies": Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Services, L.P. ("Fitch"), Duff & Phelps Credit Rating Co. ("Duff & Phelps") and any successor to the foregoing.

                 "Rating Agency Condition": With respect to any action, that each of the Rating Agencies shall have been given 10 days (or such shorter period as may be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Operating Part-nership and the Trustee in writing that such action will not result in a reduction, withdrawal or qualification of the then current rating of any Certificate.

                 "Record Date": With respect to any Distribution Date, the close of business on the day immediately preceding such Distribution Date; provided, however, that no Record Date shall be applicable to distributions to be made on the Final Distribution Date.

                 "Regulation S": Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

                 "Required Percentage--Amendment": 66-2/3% of the aggregate Voting Rights of Certificates.

                 "Required Percentage--Direction of Trustee": A majority of the aggregate Voting Rights of Certificates.

                 "Required Percentage--Remedies": 66-2/3% of the aggregate Voting Rights of Certificates.

                 "Required Percentage--Waiver": 66-2/3% of the aggregate Voting Rights of Certificates.

                 "Required Rating": "BBB" by S&P, "Baa2" by Moody's, "BBB+" by Fitch and "BBB" by Duff & Phelps.

                 "Responsible Officer": When used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary, any trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Restricted Certificates": The Restricted Global Securities and any Successor Certificates, other than (i) any Certificate issued upon a transfer or exchange for which a certificate substantially in the form set forth in (a) Exhibit F is required to be provided and is provided pursuant to
Section 6.3A(3), or (b) Exhibit G is required to be provided and is provided pursuant to Section 6.3A(4) and (ii) any Certificate issued in exchange for or in lieu of any Certificate specified in Clause (i) or any Certificate issued in exchange therefor or in lieu thereof.

                 "Restricted Global Security":  As defined in Section 5.1.

                 "Restricted Period":  As defined in Section 5.1.

                 "Rule 144":  Rule 144 promulgated under the Securities Act.

                 "Rule 144A":  Rule 144A promulgated under the Securities Act.

                 "Rule 144A Information":  As defined in Section 4.6.

                 "Securities Act":  The Securities Act of 1933, as amended.

                 "Settlement Date": May 15, 2004, or if such day is not a Business Day, the first following day that is a Business Day.

                 "State": Any one of the fifty states of the United States or the District of Columbia.

                 "Successor Certificate": Of any particular Certificate, every Certificate issued after, and evidencing all or a portion of the same interest as that evidenced by, such particular Certificate; and, for the purposes of this definition, any Certificate authenticated and delivered under Section 6.4 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Certificate shall be deemed to evidence the same interest as the mutilated, destroyed, lost or stolen Certificate.

                 "Temporary Regulation S Global Security":  As defined in
Section 5.1.

                 "Transferee Securities Certification": As defined in Section 6.3A(2).

                 "Trust": First Industrial Pass-Through Asset Trust 1997-1, the trust created hereby and to be administered hereunder, consisting of the Trust Assets, for the benefit of the Certificateholders.

                 "Trust Assets": (i) the Notes (including the rights under the Put Option); (ii) the rights of the Trust under the Call Option, together with any payments received by the Trust in connection with such assets.

                 "Trust Termination Event": (a) The discharge by the Operating Partnership of all of its obligations in respect of the Notes following an Event of Default which causes an acceleration thereof, either by (i) payment in full of all amounts thereby due and payable under the Notes or (ii) payment of a lesser amount which all Certificateholders agree shall be a complete satisfaction and discharge of the Operating Partnership's obligations in respect of the Notes or (b) the final adjudication or settlement of all claims in respect of the Notes following a bankruptcy or reorganization of the Operating Partnership.

                 "Trustee": First Bank National Association, a national banking association until a successor Person shall have become the Trustee pursuant to the applicable provisions of this Agreement, and thereafter "Trustee" shall mean such successor Person.

                 "Uniform Commercial Code": The Uniform Commercial Code as in effect in the relevant jurisdiction.

                 "United States": The United States of America (including the States), its territories, its possessions and other areas subject to its jurisdiction.

                 "Voting Rights": Each Certificate shall have the right to one vote for each $100,000 of the Initial Certificate Principal Balance thereof.

                 SECTION I.2. Rules of Construction. Unless the context otherwise requires:

                 (i)       a term has the meaning assigned to it;

                 (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

                 (iii)     "or" is not exclusive;

                 (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agree-ment as a whole and not to any particular Article, Section or other subdivision;

                 (v)       "including" means including without limitation; and

                 (vi) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                 Declaration of Trust; Issuance of Certificates

                 SECTION II.1. Creation and Declaration of Trust; Purchase of Notes. (a) Concurrently with the execution and delivery hereof, the Trust shall enter into the Purchase Agreement. Pursuant to the Purchase Agreement, on the Closing Date, the Trust shall (i) issue the Certificates, each Certificate representing an undivided beneficial interest in the Trust Assets, to or as requested by the Initial Purchaser, (ii) purchase from the Operating Partnership, on behalf of and for the benefit of the Certificateholders, the Notes in consideration for the net proceeds received by the Trust from the issue of the Certificates and the Call Option and (iii) issue to the Callholder, on behalf of and for the benefit of the Certificateholders, the Call Option. The Trust Assets shall be held by the Trustee for the benefit of the Certificateholders.

                 (b) In connection with the establishment of this Trust referred to in the preceding paragraph, and for the consideration stated therein, which the Trustee shall pay to the Operating Partnership on the Closing Date, the Operating Partnership shall, not later than the Closing Date, issue the Notes to the Trustee by physical delivery of such Notes, duly endorsed, to the Trustee or its nominee.

                 (c) The Trustee hereby (i) accepts the trusts created hereunder in accordance with the provisions of this Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distributions of Trust Assets as may be required pursuant to this Agreement and the Certificates, and (ii) agrees to perform the duties herein required and any failure to receive reimbursement of Eligible Expenses under
Section 9.5 hereof or otherwise shall not release the Trustee from its duties herein or therein.

                 (d) The Trustee is hereby directed to execute and deliver each of the foregoing agreements and documents on behalf of the Trust.

                 SECTION II.2. Representations and Warranties of the Operating Partnership. The Operating Partnership hereby repre- sents and warrants to the Trustee that as of the Closing Date:

                 (i) the Operating Partnership is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware;

                 (ii) the execution and delivery of this Agreement by the Operating Partnership and its performance of and compliance with the terms of this Agreement will not violate the Operating Partnership's limited partnership agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Operating Partnership is a party or which may be applicable to the Operating Partnership or any of its assets;

                 (iii) the Operating Partnership has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, upon its execution and delivery on behalf of the Operating Partnership and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Operating Partnership, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law);

                 (iv) the Operating Partnership is not in violation, and the execution and delivery of this Agreement by the Operating Partnership and its performance and compliance with the terms of this Agreement will not constitute a violation, of any order or decree of any court or any order or regulation of any Federal, State or municipal governmental agency having jurisdiction over the Operating Partnership or its properties, other than those violations occurring in the ordinary course of business which would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or operations of the Operating Partnership or its properties or on the performance of its duties hereunder.

                 It is understood and agreed that the representations and warranties of the Operating Partnership set forth in this Section 2.2 shall survive delivery of the respective documents to the Trustee and shall inure to the benefit of the Trustee on behalf of the Certificateholders.

                 Upon discovery by either the Operating Partnership or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other party.

                 SECTION II.3. Breach of Representation, Warranty or Covenant. Within 60 days of the earlier of discovery by the Operating Partnership or receipt of notice by the Operating Partnership of a breach of any representation or warranty of the Operating Partnership set forth in
Section 2.2 that materially and adversely affects the interests of the Certificateholders, the Operating Partnership shall cure such breach in all material respects.

                 SECTION II.4. Agreement to Authenticate and Deliver Certificates. The Trustee hereby agrees and acknowledges that it will, concurrently with the receipt by it of the Notes and the Call Option, cause to be authenticated and delivered to or upon the order of the Initial Purchaser, in exchange for the consideration set forth in the Purchase Agreement, Certificates duly authenticated by or on behalf of the Trustee in authorized denominations evidencing ownership of the entire Trust, all in accordance with the terms and subject to the conditions of Sections 6.2 and 6.10.

                                  ARTICLE III

                            Administration of Trust

                 SECTION III.1. Administration of Trust. (a) The Trustee shall administer the Trust Assets for the Trust for the benefit of the Certificateholders and, subject to Article IX hereof and the terms of the Notes and the Call Option, the Trustee shall have full power and authority to do or cause to be done any and all things in connection with such administration which it deems necessary to comply with the terms of this Agreement.

                 (b) The duties of the Trustee shall be performed in accordance with applicable Federal law.

                 SECTION III.2. Receipt of Trust Asset Payments. The Trustee shall receive and accept, for the benefit of Certificateholders, all payments made under the Trust Assets in a manner consistent with the terms of this Agreement and such Trust Assets.

                 SECTION III.3. Certificate Account. (a) The Trustee shall establish and maintain at its Corporate Trust Office an Eligible Account (the "Certificate Account"), held in trust for the benefit of the
Certificateholders.   The Trustee on behalf of such Certificateholders shall
possess all right, title and interest in all funds on deposit from time to time in the Certificate Account and in all proceeds thereof. The Certificate Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. The Trustee shall deposit or cause to be deposited in the Certificate Account no later than the Business Day after receipt thereof all amounts collected with respect to the Trust Assets, including:

                 (i) all payments received from the Operating Partnership in respect of the Notes;

                 (ii)      all Option Proceeds; and

                 (iii)     all Liquidation Proceeds.

The proceeds of the Call Price shall be invested in Permitted Investments which shall mature no later than the Final Distribution Date and may be so invested as directed by the Callholder. Any interest or investment income earned on funds deposited in the Certificate Account will not constitute property of the Trust and shall not be available to Certificateholders. The Trustee shall remit all such income to the Operating Partnership on the next occurring Distribution Date (other than any interest received on the Call Price from May 1, 2004 to May 15, 2004, which interest shall be payable to the Callholder).

                 It is understood and agreed that payments in the nature of prepayment or redemption penalties, late payment charges or assumption fees which may be received by the Trustee shall be deposited by the Trustee in the Certificate Account.

                 If, at any time, the Certificate Account ceases to be an Eligible Account, the Trustee shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is met) establish a new Certificate Account meeting the conditions for an Eligible Account and transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established, it shall be the Certificate Account.

                 (b) The Trustee shall give notice to the Operating Partnership and the Rating Agencies of any proposed change to the location of the Eligible Account constituting the Certificate Account and shall not effect such change unless the Rating Agency Condition is satisfied.

                 SECTION III.4. Realization Upon Defaulted Notes. Subject to the provisions of Article IX hereof, the Trustee, on behalf of the Certificateholders, shall take such reasonable steps as are necessary to receive payment or to permit recovery with respect to any defaulted Note, provided, however, that if, notwithstanding the Trustee's efforts, payment has not been made on a defaulted Note such that an Event of Default arises under the Indenture, the Trustee's sole obligation in respect of such Defaulted Note shall be to undertake the procedures set forth in Section 6.13 hereof.

                 SECTION III.5. Access to Certain Documentation. The Trustee shall provide to any Federal, state or local regulatory authority that may exercise authority over any Certificateholder access to the documentation regarding the Trust Assets required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the Corporate Trust Office of the Trustee. In addition, access to the documentation regarding the Trust Assets will be provided to any Certificateholder upon reasonable request during normal business hours at the Corporate Trust Office of the Trustee at the expense of the Certificateholder requesting such access. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein. The Operating Partnership shall assist the Trustee in fulfilling any such request.

                                   ARTICLE IV

                Distributions and Reports to Certificateholders;
                            Transfer of Certificates

                 SECTION IV.1. Distributions. (a) On each Distribution Date, the Trustee shall distribute to the Certificateholders, to the extent of Available Funds, if any, an amount equal to the interest collected on the Notes; provided, however, that if any such date is not a Business Day, the Trustee shall make such distribution on the next succeeding Business Day; and provided further, that if the Trustee has not received any payment owed on the Notes by 11:00 a.m. (New York City time) on such Distribution Date, or by 11:00 a.m. (New York City time) on the Business Day next succeeding such Distribution Date, as applicable, the Trustee shall upon receipt of such funds make such distribution no later than the next succeeding Business Day (and no additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of any such delay). Any funds held by the Trustee hereunder as a result of a delay shall be held uninvested and without liability for interest thereon.

                 (b) Distributions to the Certificateholders with respect to each Distribution Date will be made to the Certificateholders of record on the related Record Date (except as otherwise provided in Section 10.1 hereof in respect of the Final Distribution).

                 (c) All distributions to Certificateholders shall be allocated pro rata among the Certificateholders based on the respective Certificate Principal Balance of the Certificates held by each such Certificateholder as of the Record Date with respect to such Distribution Date.

                 (d) Subject to Section 4.1(a) and Section 4.2 hereof, the Trustee will pay in immediately available funds on each Distribution Date all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing fifteen days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payment shall be made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this
Section 4.1(d) unless a new instruction is delivered fifteen days prior to a Distribution Date.

                 (e) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth herein. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective Certificate Principal Balances.

                 SECTION IV.2. Final Distributions. (a) On the Final Distribution Date, the Trustee shall distribute to Certificateholders the Option Proceeds or the Liquidation Proceeds, as the case may be, along with any additional amounts remaining in the Certificate Account on such date not required to be distributed to the Operating Partnership.

                 (b) Except as otherwise provided in Article X, the Final Distribution shall be made to the Certificateholders only upon the presentation and surrender of such Certificates at the Corporate Trust Office or such other office of the Trustee as may be specified in the notice referred to in Section 11.5.

                 (c) Except as otherwise provided in Article X, in connection with the Final Distribution, no later than 30 days preceding the Final Distribution Date, the Trustee shall give notice to each Certificateholder on such date:

                 (i) of the date that the Trustee expects that the Final Distribution will be made but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other office of the Trustee specified in such notice;

                 (ii) of the expected amount of such Final Distribution for each Certificate per initial $100,000 Certificate Principal Balance; and

                 (iii) that the Record Date otherwise applicable to the Final Distribution is not applicable, distributions being made to Certificateholders only upon presentation and surrender of the Certificate or Certificates of each such Certificateholder at the Corporate Trust Office or such other specified office or agency of the Trustee.

                 (d) Any funds not distributed to a Certificateholder on the Final Distribution Date because of the failure of such Certificateholder to tender its Certificate or Certificates shall, on such date, be set aside and held in trust and credited to the account of such non-tendering Certificateholder. If any Certificates as to which notice has been given pursuant to this Section 4.2 shall not have been surrendered for cancellation within six months after the date specified in such notice, the Trustee shall give a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the Final Distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, subject to applicable laws with respect to escheat of funds, such amounts shall be discharged from the Trust and be paid by the Trustee to the Operating Partnership; and such Certificateholder shall thereafter, as an unsecured general creditor, look only to the Operating Partnership for payment thereof (but only to the extent of the amounts so paid to the Operating Partnership), and all liability of the Trustee with respect to such trust money shall thereupon cease. The costs and expenses of maintaining the funds in trust shall be paid from the assets remaining in trust. No interest shall accrue on or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate or Certificates for the Final Distribution in respect thereto in accordance with this Section 4.2.

                 SECTION IV.3. Reports to Certificateholders. On the Business Day following each Distribution Date, the Trustee shall forward or cause to be forwarded to the Operating Partnership and each Certificateholder, a statement (which is based on informa- tion provided to the Trustee by the Operating Partnership for such purpose) setting forth the amount of the distribution on such Distribution Date to Certificateholders allocable to principal of and interest on the Notes and the amount of aggregate unpaid interest accrued on the Notes as of such Distribution Date. Such amounts shall be expressed as a Dollar amount per minimum denomination of Certificates or for such other specified portion thereof. Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Trustee shall furnish (or cause to be furnished), to each person who at any time during such calendar year shall have been a holder of record of Certificates and received any payment thereon, a statement containing such information as may be required by the Code and applicable Treasury Regulations to enable such Certificateholder to prepare its federal income tax returns.

                 SECTION IV.4. Compliance with Withholding Requirements; Tax Treatment and Reporting. (a) Notwithstanding any other provision of this Agreement to the contrary, the Trustee shall comply with all Federal withholding requirements respecting distributions to beneficial owners of Certificates that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from distributions to any beneficial owners of Certificates pursuant to Federal withholding requirements, the Trustee shall indicate in the statement required pursuant to Section 4.3 the amount so withheld.

                 (b) The Trustee shall (i) maintain (or cause to be maintained) the books of the Trust on a calendar year basis using the accrual method of accounting, (ii) file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a grantor trust for federal income tax purposes, (iii) cause such tax returns to be signed in the manner required by law, and (iv) collect and pay over (or cause to be collected and paid over) to the appropriate governmental authority any withholding tax as described in and in accordance with Section 4.4(a) with respect to income or distributions to Certificateholders.

                 SECTION IV.5.  Transfer of Certificates.

                 (a) General. A Certificateholder may, in any transaction or series of transactions, directly or indirectly (each of the following, a "transfer"), (i) sell, assign or otherwise in any manner dispose of all or any part of its interest in any Certificate issued to it, whether by act, deed, merger or otherwise, or (ii) mortgage, pledge or create a lien or security interest in such beneficial interest only if such transfer satisfies the conditions set forth in this Section 4.5. No purported transfer of any interest in any Certificate or any portion thereof which is not made in accordance with this Section 4.5 shall be given effect by or be binding upon the Trust or the Trustee and any such purported transfer shall be null and void ab initio and vest in the transferee no rights against the Trust or the Trustee.

                 (b) Conditions to Transfer. Subject to the requirements contained in Articles V and VI hereof, a Certificateholder may transfer a Certificate or its beneficial interest in a Certificate only (i) to the Trust,
(ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) for so long as the Certificates are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (otherwise than to or for the account of United States persons) and in accordance with the applicable requirements of Regulation S under the Securities Act, or (v) pursuant to any other available exemption from the registration requirements of the Securities Act.

                 (c) Invalid Transfers. If the Trustee or the Certificate Registrar determines that (i) a transfer or attempted or purported transfer of any interest in any Certificate was consummated in reliance upon an incorrect form or certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Trustee or the Certificate Registrar any form or certificate required to be delivered hereunder or (iii) the holder of any interest in a Certificate is in breach of any represen-tation or agreement set forth in any certificate or any deemed representation or agreement of such holder, the Certificate Registrar will not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a "Disqualified Transferee") and the last preceding Holder of such Certificate that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Certificate by such Holder.

                 In addition, the Trustee may require that the interest in the Certificate purported to be transferred to a Disqualified Transferee be transferred to any Person designated by the Operating Partnership at a price determined by the Operating Partnership based upon its estimation of the prevailing price of such interest and each Certificateholder, by acceptance of an interest in a Certificate, authorizes the Trustee to take such action. In any case, neither the Trustee nor the Certificate Registrar will be held responsible for any losses that may be incurred as a result of any required transfer under this Section 4.5(c).

                 Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Certificate Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act or applicable state securities law; provided that if a certificate is specifically required to be delivered to the Trustee or the Certificate Registrar by a purchaser or transferee of a Certificate, the Trustee or the Certificate Registrar shall be under a duty to examine the same to determine whether it conforms to the requirements of this Agreement and shall promptly notify the party delivering the same if such certificate does not conform.

                 SECTION IV.6. Rule 144A Information. At any time when the Trust is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of any Certificateholder, the Trust shall promptly furnish to such Certificateholder or to a prospective purchaser of a Certificate designated by such Certificateholder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("Rule 144A Information") in order to permit compliance by such Certificateholder with Rule 144A in connection with the resale of such Certificate by such Certificateholder. The Operating Partnership will provide the Trust, in a timely manner, the information required to be delivered by the Trust by this Section 4.6.

                                   ARTICLE V

                                 Security Forms

SECTION V.1.  Forms Generally.

                 The Certificates and the Trustee's certificates of authentication thereof shall be in substantially the forms set forth in Exhibit A, with such appropriate legends, insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution of the Certificates.

                 In certain cases described elsewhere herein, the legends set forth in the first five paragraphs of Section 5.2 may be omitted from Certificates issued hereunder.

                 Certificates offered and sold in their initial distribution in reliance on Regulation S may be initially issued in the form of temporary Global Securities in fully registered form without interest coupons, substantially in the form of the Certificate set forth in Exhibit A, with such applicable adjustments as are provided for in Section 5.2. Such temporary Global Securities may be registered in the name of the Depository or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depository, duly executed by the Operating Partnership and the Trust and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of the beneficial owners of the Certificates represented thereby (or such other accounts as they may direct), provided that upon such deposit all such Certificates shall be credited to or through accounts maintained at the Depository by or on behalf of Euroclear or CEDEL. Until such time as the Restricted Period (as defined below) shall have expired, such temporary Global Securities, together with their Successor Certificates which are Global Securities other than the Restricted Global Security, shall be referred to herein as a "Temporary Regulation S Global Security." After such time as the Restricted Period shall have expired and the certifications referred to below in the next suc-ceeding paragraph shall have been provided, interests in such Temporary Regulation S Global Securities shall be exchanged for interests in like Global Securities, referred to herein collectively as the "Permanent Regulation S Global Security," substantially in the form of the Certificate set forth in Exhibit A, with such applicable adjustments as are provided for in Section 5.2. Such Permanent Regulation S Global Securities shall be registered in the name of the Depository or its nominee and may be deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depository, duly executed by the Operating Partnership and the Trust and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts of the beneficial owners of the Certificates represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security may be increased or decreased from time to time by adjustments made on the records of the Depository or the Trustee, if it is custodian for the Depository, as hereinafter provided. As used herein, the term "Restricted Period" means the period of 40 days commencing on the day after the latest of (a) the day on which the Certificates are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the Closing Date. The Operating Partnership shall provide prior written notice to the Trustee of the commencement and termination of the Restricted Period.

                 Interests in a Temporary Regulation S Global Security may be exchanged for interests in a Permanent Regulation S Global Security only after
(a) the expiration of the Restricted Period, (b) delivery by a beneficial owner of an interest therein to Euroclear or CEDEL of a written certification (an "Owner Securities Certification") substantially in the form attached hereto as Exhibit C or such other form as shall be agreed upon by the Operating Partnership and the Trustee, and (c) upon delivery by Euroclear or CEDEL to the Trustee of a written certification (a "Depository Securities Certification") substantially in the form attached hereto as Exhibit D or such other form as shall be agreed upon by the Operating Partnership and the Trustee. Upon satisfaction of such conditions, the Depository or the Trustee, as custodian, will exchange the portion of the Temporary Regulation S Global Security covered by such certification for interests in a Permanent Regulation S Global Security. The delivery by such owner of a beneficial interest in such Temporary Regulation S Global Security of such certification shall constitute an irrevocable instruc-tion by such owner to Euroclear or CEDEL, as the case may be, to exchange such owner's beneficial interest in the Temporary Regulation S Global Security for a beneficial interest in the Permanent Regulation S Global Security upon the expiration of the Restricted Period in accordance with the next succeeding paragraph.

                 Upon:

                 (i)  the expiration of the Restricted Period;

                 (ii) receipt by Euroclear or CEDEL, as the case may be, of Owner Securities Certifications described in the preceding paragraph;

                 (iii)  receipt by the Depository of:

                         (1)      written instructions given in accordance with
the Applicable Procedures from a Participant directing the Depository to credit or cause to be credited to a specified Participant's account a beneficial interest in a Permanent Regulation S Global Security in a principal amount equal to that of the beneficial interest in a corresponding Temporary Regulation S Global Security for which the necessary certifications required hereunder have been delivered; and

                         (2)      a written order given in accordance with the
Applicable Procedures containing information regarding the account of the Participant, and the Euroclear or CEDEL account for which such Participant's account is held, to be credited with, and the account of the Participant to be debited for, such beneficial interest; and

                 (iv) receipt by the Trustee of notification from the Depository of the transactions described in (iii) above and from Euroclear or CEDEL, as the case may be, of Depository Securities Certifications, the Trustee, as Certificate Registrar, shall instruct the Depository to reduce the principal amount of such Temporary Regulation S Global Security and to increase the principal amount of such Permanent Regulation S Global Security, by the principal amount of the beneficial interest in such Temporary Regulation S Global Security to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Permanent Regulation S Global Security having a principal amount equal to the amount by which the principal amount of such Temporary Regulation S Global Security was reduced upon such transfer.

                 Certificates offered and sold in their initial distribution in reliance on Rule 144A shall be issued in the form of one or more Global Securities (collectively, and, together with their Successor Certificates, the "Restricted Global Security") in fully registered form without interest coupons, substantially in the form of Certificate set forth in Exhibit A, with such applicable legends as are provided for in Section 5.2, except as otherwise permitted herein. Such Restricted Global Security shall be registered in the name of the Depository or its nominee and deposited with the Depository or the Trustee, at its Corporate Trust Office, as custodian for the Depository, duly executed by the Operating Partnership and the Trust and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of beneficial owners of the Certificates represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Restricted Global Security may be increased or decreased from time to time by adjustments made on the records of the Depository or the Trustee, as custodian for the Depository, in connection with a corresponding decrease or increase in the aggregate principal amount of the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as hereinafter provided.


SECTION V.2.  Form of Face of Security.

                 All Certificates initially issued hereunder shall, upon issuance, bear a legend specified in this Section 5.2 or such other legend as is agreed to by the Operating Partnership and the Trustee and such required legend shall not be removed unless the Operating Partnership shall have delivered to the Trustee (and the Certificate Registrar, if other than the Trustee) an Operating Partnership Order which states that the Certificate may be issued without such legend thereon. If such legend required for a Certificate has been removed from a Certificate as provided above, no other Certificate issued in exchange for all or any part of such Certificate shall bear such legend, unless the Operating Partnership has reasonable cause to believe that such other Certificate is a "restricted security" within the meaning of Rule 144 of the Securities Act and instructs the Trustee in writing to cause a legend to appear thereon.

                 [If a Temporary Regulation S Global Security, then insert --

                 THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT REFERRED TO HEREINAFTER. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN SECTION 6.3A OF THE TRUST AGREEMENT, INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD AS DEFINED IN THE TRUST AGREEMENT, AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE MADE FOR AN INTEREST IN A RESTRICTED GLOBAL SECURITY OR IN A PERMANENT REGULATION S GLOBAL SECURITY UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION OF THE RESTRICTED PERIOD AND THE DATE ON WHICH THE OWNER SECURITIES CERTIFICATION AND THE DEPOSITORY SECURITIES CERTIFICATION RELATING TO SUCH INTEREST HAVE BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.]

                 [If a Permanent Regulation S Security or a Restricted Certificate, then insert --

                 THE CERTIFICATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                 THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE TRUST OR ANY AFFILIATE OF THE TRUST WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE TRUST, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE CERTIFICATES ARE ELIGIBLE FOR RESALE

PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT UPON THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE TRUSTEE AND THE OPERATING PARTNERSHIP, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE TRUSTEE AND THE OPERATING PARTNERSHIP, SUBJECT IN EACH OF THE FOREGOING CASES, TO A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY BEING COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                 SECTION V.3.  Form of Reverse of Security.

                 (a) Temporary Regulation S Global Security. The form of reverse of a Temporary Regulation S Global Security shall be as set forth below in this Section 5.3(a) and not as set forth in Exhibit A:

                 This Temporary Regulation S Global Security is one of a duly authorized issue of Certificates of First Industrial Pass-Through Asset Trust 1997-1 designated as its 7.375% Pass-Through Asset Trust Securities due May 15, 2004 ("PATSSM" or the "Certificates"), issued under a Trust Agreement, dated as of May 16, 1997 (herein called the "Trust Agreement"), between First Industrial, L.P. and First Bank National Association, as trustee (herein called the "Trustee", which term includes any successor trustee under the Trust Agreement). The Certificates shall have an aggregate Initial Certificate Principal Balance of $100,000,000. Reference is hereby made to the Trust Agreement and all trust agreements supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Operating Partnership, the Trustee and the Holders of the Certificates and of the terms upon which the Certificates are, and are to be, authenticated and delivered.

                 Until this Temporary Regulation S Global Security is exchanged for a Permanent Regulation S Global Security, the Holder hereof shall not be entitled to receive distributions hereon; until so exchanged in full, this Temporary Regulation S Global Security shall in all other respects be entitled to the same benefits as other Certificates under the Trust Agreement.

                 This Temporary Regulation S Global Security is exchangeable in whole or in part for one or more Permanent Regulation S Global Securities or Restricted Global Securities only (i) on or after the expiration of the Restricted Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Section 6.3A of the Trust Agreement. Upon exchange of this Temporary Regulation S Global Security for one or more Permanent Regulation S Global Securities or Restricted Global Securities, the Trustee shall cancel this Temporary Regulation S Global Security.

                 This Temporary Regulation S Global Security shall not become valid or obligatory until the certificate of authentication hereon shall have been duly and manually signed by the Trustee in accordance with the Trust Agreement. This Temporary Regulation S Global Security shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles thereof.

                  SCHEDULE OF EXCHANGES FOR GLOBAL SECURITIES

                 The following exchanges of a part of this Temporary Regulation S Global Security for other Global Securities have been made:



                                             Amount of          Amount of         Principal Amount
                                            decrease in        increase in         of this Global
                                             Principal          Principal         Security follow-         Signature of
                                               Amount           Amount of             ing such              authorized
                    Date of                of this Global      this Global          decrease (or           Signatory of
                    Exchange                  Security           Security             increase)               Trustee
                    --------                -----------        -----------           -----------            -----------





                 (b)     Securities other than a Temporary Regulation

S Global Security. The form of reverse of all Certificates other than a Temporary Regulation S Global Security shall be as set forth below in Exhibit A attached hereto.


                                   ARTICLE VI

                                The Certificates

                 SECTION VI.1. Designation; Principal Amount and Denominations. There is hereby created a series of trust certificates to be issued pursuant to this Agreement to be known as "7.375% Pass-Through Asset Trust Securities ("PATS") due May 15, 2004." The Certificates shall be issued in a single class in the form of a Global Security as set forth in Section 6.8 hereof. The maximum Certificate Principal Balance that may be authenticated and delivered under this Agreement is $100,000,000. The Certificates are issuable in minimum denominations of $100,000 and in integral multiples thereof.

                 SECTION VI.2.     Execution, Authentication and Delivery.

                 (a) The Certificates shall be executed by the Trustee, on behalf of the Trust. Certificates bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

                 (b) The Certificates that are authenticated and delivered by the Trustee on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication. The Certificates shall all be originally issued on the Closing Date.

                 (c) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in one of the forms provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement.

                 SECTION VI.3. Registration; Registration of Transfer and Exchange. The Trustee shall cause to be kept a register for Certificates (the registers maintained in such office being herein sometimes collectively referred to as the "Certificate Register") in which a transfer agent and registrar (which may be the Trustee) (the "Certificate Registrar") shall provide for the registration of the Certificates and the registration of transfers and exchanges of the Certificates. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering the Certificates and transfers and exchanges of Certificates as herein provided; provided, however, that the Trustee may appoint one or more co-Certificate Registrars. Upon any resignation of any Certificate Registrar, the Operating Partnership shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

                 If a Person other than the Trustee is appointed by the Operating Partnership as Certificate Registrar, the Operating Partnership will give the Trustee prompt written notice of the appointment of a Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Certificates and the principal amounts and numbers of such Certificates.

                 Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program
(MSP).

                 Upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee and subject to Sections 4.5 and 6.3A, if the requirements of Section 8-401(1) of the Uniform Commercial Code as in force in the State of Illinois are met to the Operating Partnership's or the Trustee's satisfaction, the Trustee shall exe-cute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, of a like aggregate Certificate Principal Balance.

                 At the option of the Holder, Certificates (other than the Global Security, except as set forth below) may be exchanged for other Certificates of any authorized denomination or denominations of like tenor and aggregate Certificate Principal Balance and bearing the applicable legends set forth in Section 5.2 upon surrender of the Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose.

                 Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Holder making the exchange is entitled to receive.

                 If at any time the Depository for the Certificates notifies the Trustee that it is unwilling or unable to continue as Depository for the Certificates or if at any time the Depository for the Certificates shall no longer be eligible under Section 6.8(b) and the Trustee so notifies the Operating Partnership, the Operating Partnership shall appoint a successor Depository with respect to the Certificates. If a successor Depository for the Certificates is not appointed by the Operating Partnership within 90 days after the Operating Partnership receives such notice or becomes aware of such ineligibility, the Operating Partnership will execute, and the Trustee, upon receipt of a Operating Partnership Order for the execution authentication and delivery of individual Certificates, will execute, authenticate and deliver individual Certificates in an aggregate Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Global Security or Securities representing Certificates in exchange for such Global Security or Securities.

                 Upon surrender to the Trustee of the Global Securities by the Depository, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Depository. None of the Operating Partnership, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of the Operating Partnership Order and may conclusively rely on, and shall be protected in relying on the Operating Partnership Order. Upon the issuance of Definitive Certificates, the Trustee shall recognize the holders of the Definitive Certificates as Holders.

                 Upon the exchange of a Global Security for individual Certificates, such Global Security shall be cancelled by the Trustee. Individual Certificates issued in exchange for a Global Security pursuant to this Section 6.3 shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificates to the Persons in whose names such Certificates are so registered.

                 All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust related to such Certificates and be entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

                 No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Operating Partnership or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 6.3 not involving any transfer.

                 SECTION VI.3A. Certain Transfers and Exchanges. Notwithstanding any provision to the contrary herein or in the Certificates, transfers of a Global Security, in whole or in part, and transfers of interests therein of the kind described in this Section 6.3A, shall only be made in accordance with this Section 6.3A. Transfers and exchanges subject to this
Section 6.3A shall also be subject to the other provisions of this Agreement that are not inconsistent with this Section 6.3A.

                         (1)  General.  A Global Security may not be
transferred, in whole or in part, to any Person other than the Depository or a nominee thereof, and no such transfer to any such other Person may be registered; provided, however, that this Clause (1) shall not prohibit any transfer of a Certificate that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Certificate to any Person shall be effective under this Agreement or the Certificates unless and until such Certificate has been registered in the name of such Person. Noth-ing in this Clause (1) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 6.3A.

                         (2)  Temporary Regulation S Global Security.  If
the holder of a beneficial interest in a Temporary Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Temporary Regulation S Global Security, such transfer may be effected, subject to the rules and procedures of the Depository, Euroclear and CEDEL, in each case to the extent applicable and as in effect from time to time (the "Applicable Procedures"), only in accordance with this Clause (2). Upon delivery (a) by a beneficial owner of an interest in a Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of an Owner Securities Certification,
(b) by the transferee of such beneficial interest in the Temporary Regulation S Global Security to Euroclear or CEDEL, as the case may be, of a written certification (a "Transferee Securities Certification") substantially in the form of Exhibit E hereto or such other form as shall be agreed upon by the Operating Partnership and the Trustee and (c) by Euroclear or CEDEL, as the case may be, to the Trustee, as Certificate Registrar, or other Certificate Registrar, of a Depository Securities Certification, the Trustee may direct either Euroclear or CEDEL, as the case may be, to reflect on its records the transfer of a beneficial interest in the Temporary Regulation S Global Security from the beneficial owner providing the Owner Securities Certification to the Person providing the Transferee Securities Certification.

                         (3)  Restricted Global Security to Temporary
Regulation S Global Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Temporary Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Clause (3) and Clause (9) below. Upon receipt by the Trustee, as Certificate Registrar or other Certificate Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Participant's account a beneficial interest in the Temporary Regulation S Global Security in a specified principal amount and to cause to be debited from its or another specified Participant's account a beneficial interest in the Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit F hereto or such other form as shall be agreed upon by the Operating Partnership and the Trustee, signed by or on behalf of the holder of such beneficial interest in the Restricted Global Security, the Trustee, as Certificate Registrar or other Certificate Registrar, shall, subject to Clause (9) below, reduce the principal amount of the Restricted Global Security, and increase the principal amount of the Temporary Regulation S Global Security by such specified principal amount as provided in Section 6.8(c).

                         (4)  Restricted Global Security to Permanent
Regulation S Global Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Permanent Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Clause (4). Upon receipt by the Trustee, as Certificate Registrar or other Certificate Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Participant's account a beneficial interest in the Permanent Regulation S Global Security in a specified principal amount and to cause to be debited from its or another specified Participant's account a beneficial interest in the Restricted Global Security in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit G hereto or such other form as is agreed upon by the Operating Partnership and the Trustee, signed by or on behalf of the holder of such beneficial interest in the Restricted Global Security, the Trustee, as Certificate Registrar or other Certificate Registrar, shall reduce the principal amount of the Restricted Global Security, and increase the principal amount of the Permanent Regulation S Global Security by such specified principal amount as provided in
Section 6.8(c).

                         (5)  Temporary Regulation S Global Security or
Permanent Regulation S Global Security to Restricted Global Security. If the holder of a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Clause (5) and Clause (9) below; provided, that with respect to any transfer of a beneficial interest in a Temporary Regulation S Global Security, the transferor and Euroclear or CEDEL, as the case may be, must have previously delivered an Owner Securities Certification and a Depository Securities Certification (or such other forms of certification, as one agreed upon the by Operating partnership and the Trustee), respectively, with respect to such beneficial interest. Upon receipt by the Trustee, as Certificate Registrar or other Certificate Registrar, of (A) written instructions given by or on behalf of the Depository in accordance with the Applicable Procedures directing the Trustee to credit or cause to be credited to a specified Participant's account a beneficial interest in the Restricted Global Security in a specified principal amount and to cause to be debited from it or another specified Participant's account a beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in an equal principal amount and (B) a certificate in substantially the form set forth in Exhibit H hereto, or such other form as is agreed upon by the Operating Partnership and the Trustee signed by or on behalf of the holder of such beneficial interest in the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, the Certificate Registrar, shall, subject to Clause (9) below, reduce the principal amount of such Temporary Regulation S Global Security or Permanent Regulation S Global Security, as the case may be, and increase the principal amount of the Restricted Global Security by such specified principal amount as provided in
Section 6.8(c).

                         (6)  Non-Global Restricted Certificate to Global
Security. If the Holder of a Restricted Certificate (other than a Global Security) wishes at any time to transfer all or any portion of such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S

Global Security such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Clause (6) and Clause (9) below. Upon receipt by the Certificate Registrar, of (A) such Certificate and written instructions given by or on behalf of such Holder as provided in Section 6.3 directing the Trustee to credit or cause to be credited to a specified Participant's account a beneficial interest in the Restricted Global Security, the Temporary Regulation S Global Security or the Permanent Regulation S Global Security, as the case may be, in a specified principal amount equal to the principal amount of the Restricted Certificate (or portion thereof) to be so transferred, and (B) an appropriately completed certificate substantially in the form set forth in Exhibit I hereto or such other form as is agreed upon by the Operating Partnership and the Trustee (in the case of an exchange for an interest in the Restricted Global Security), or if the specified account is to be credited with a beneficial interest in the Temporary Regulation S Global Security, or the the Permanent Regulation S Global Security, an appropriately completed certificate substantially in the form set forth as Exhibit J hereto, or such other form as agreed upon by Operating Partnership and the Trustee, signed by or on behalf of such Holder, then the Trustee, as Certificate Registrar shall, subject to Clause (9) below, cancel such Restricted Certificate (and issue a new Certificate in respect of any untransferred portion thereof) as provided in Section 6.3 and increase the principal amount of the Restricted Global Security, Temporary Regulation S Global Security or Permanent Regulation S Global Security, as the case may be, by the specified principal amount as provided in Section 6.8(c).

                         (7)  Non-Global Permanent Regulation S Security to
Restricted Global Security or Permanent Regulation S Global Security. If the Holder of a Permanent Regulation S Security (other than a Global Security) wishes at any time to transfer all or any portion of such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, such transfer may be effected only in accordance with this Clause (7) and subject to the Applicable Procedures. Upon receipt by the Certificate Registrar of (A) such Security and instructions given by or on behalf of such Holder as provided in Section 6.3 directing the Trustee to credit or cause to be credited to a specified Participant's account a beneficial interest in the Restricted Global Security or the Permanent Regulation S Global Security, as the case may be, in a principal amount equal to the principal amount of the Certificate (or portion thereof) to be so transferred, and (B)(i) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Restricted Global Security, a certificate in substantially the form set forth in Exhibit K hereto, or such other form as is agreed upon by the Operating Partnership and the Trustee, signed by or on behalf of such Holder, and (ii) with respect to a transfer which is to be delivered in the form of a beneficial interest in the Permanent Regulation S Global Security, a certificate in substantially the form set forth in Exhibit L hereto, or such other form as is agreed upon by the Operating Partnership and the Trustee, signed by or on behalf of such Holder, then the Trustee, as Certificate Registrar, shall, subject to Clause (9) below, cancel such Certificate (and issue a new Certificate in respect of any untransferred portion thereof) as provided in Section 6.3 and increase the principal amount of the Restricted Global Security, or the Permanent Regulation S Global Security, as the case may be, by the specified principal amount as provided in
Section 6.8(c).

                         (8)  Other Exchanges.  Certificates that are not
Global Securities may be exchanged (on transfer or otherwise) for Certificates that are not Global Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (1) through
(7) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Security comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any

Applicable Procedures, as may be from time to time adopted by the Operating Partnership and the Trustee.

                         (9)  Interests in Temporary Regulation S Global
Security to be Held Through Euroclear or CEDEL. Until the later of the expiration of the Restricted Period and the providing of the Owner Securities Certification and the Depository Securities Certification, beneficial interests in any Temporary Regulation S Global Security may be held only in or through accounts maintained at the Depository by Euroclear or CEDEL (or by Participants acting for the account thereof).


                 SECTION VI.4. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) there is any mutilated Certificate or (ii) the Operating Partnership and the Trustee receive evidence to their satisfaction of the mutilation, destruction, loss or theft of any Certificate, and there is delivered to the Operating Partnership and the Trustee such security or indemnity as they may require to hold each of them and any Paying Agent harmless, and neither the Operating Partnership nor the Trustee receives notice that such Certificate has been acquired by a bona fide purchaser, then the Trustee, upon receipt of an Operating Partnership Order, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate a new Certificate of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding.

                 If after the delivery of a replacement Certificate or distribution in respect of a destroyed, lost or stolen Certificate, a bona fide purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Trustee shall be entitled to recover such replacement Certificate (or such distribution) from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee in connection therewith.

                 Upon the issuance of any new Certificate under this Section 6.4, the Operating Partnership or Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every new Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

                 SECTION VI.5. Distribution of Available Funds. (a) Available Funds to be distributed to the Holder of any Certificate that are payable and are punctually paid or duly provided for on any Distribution Date shall be distributed to the Person in whose name such Certificate (or one or more Predecessor Certificates) is registered at the close of business on the related Record Date notwithstanding the cancellation of such Certificate upon any transfer or exchange subsequent to such related Record Date. The distribution of Available Funds to Certificateholders shall be made at the Corporate Trust Office or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Certificate Register or by wire transfer to an account designated by the Holder.

                 (b) Subject to the foregoing provisions of this Section 6.5, each Certificate delivered under this Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to receive distributions of Available Funds that were carried by such other Certificate.

                 (c) With respect to any computations or calculations to be made under this Agreement and the Certificates, except as otherwise provided,
(i) all percentages resulting from any calculation of accrued interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded downward, and (ii) all currency amounts will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded downward).

                 SECTION VI.6. Persons Deemed Owners. The Operating Partnership, the Trustee and any agent of the Operating Partnership or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions of Available Funds on such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and neither the Operating Partnership nor the Trustee, nor any agent of the Operating Partnership or the Trustee shall be affected by notice to the contrary. All distributions made to any Holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys distributable upon such Certificate.

                 None of the Operating Partnership or the Trustee or any of their agents will have any responsibility or liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                 SECTION VI.7. Cancellation. All Certificates surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time.

                 SECTION VI.8. Global Securities. (a) The Certificates shall be registered Certificates and will be represented by one or more Global Securities issued in accordance with this Section and Article V and initially registered in the name of Cede & Co. as nominee of The Depository Trust Company. The Trustee shall execute and authenticate and deliver one or more Global Securities that (i) shall represent an aggregate initial Certificate Principal Balance equal to the aggregate initial Certificate Principal Balance of the Certificates, (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iii) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Certifi-cates represented hereby, this Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository."

                 No Holder of a Certificate will receive a Definitive Certificate representing such Holder's interest in such Certificate or Certificates, except as provided in Section 6.3. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Holders pursuant to Section 6.3:

                         (i) the provisions of this Section 6.8 shall be in full force and effect;

                         (ii) the Certificate Registrar and the Trustee shall be entitled to deal with the Depository for all purposes of this Agreement (including the distribution of Available Funds with respect to the Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Certificates, and shall have no obligation to the owners of beneficial interests in such Certificates (collectively, the "Certificate Owners");

                         (iii)      to the extent that the provisions of this
                 Section 6.8 conflict with any other provisions of this Agreement, the provisions of this Section 6.8 shall control;

                         (iv) the rights of Certificate Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Certificate Owners and the Depository or its Participants; and

                         (v) whenever this Agreement requires or permits actions to be taken based upon instructions or direc- tions of Holders of Certificates evidencing a specified percentage of the aggregate Voting Rights, the Depository shall be deemed to represent such percentage only to the extent that it has received written instructions to such effect from Certificate Owners or Participants in such Depository's system owning or representing, respectively, such required percentage of the beneficial interest in the Certificates and has delivered such instructions to the Trustee.

                 (b) The Depository must, at all times while it serves as Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

                 (c) If any Global Security is to be exchanged for other Certificates or cancelled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Trustee, as Certificate Registrar, for exchange or cancellation as provided in this Article VI. If any Global Security is to be exchanged for other Certificates or cancelled in part, or if another Certificate is to be exchanged in whole or in part for a beneficial interest in any Global Security, such Global Security shall be so surrendered for exchange or cancellation as provided in this Article VI or, if the Trustee is acting as custodian for the Depository or its nominee (or is party to a similar arrangement) with respect to such Global Security, the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or the principal amount of such other Certificate to be so exchanged for a beneficial interest therein, as the case may be, in each case by means of an appropriate adjustment made on the records of the Trustee, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representatives to make a corresponding adjustment to its records (including by crediting or debiting any Participant's account as necessary to reflect any transfer or exchange of a beneficial interest pursuant to Section 6.3A). Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to
Section 6.8 and as otherwise provided in this Article VI, execute, authenticate and deliver any Certificates issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depository or its authorized representative in writing. The Trustee shall be entitled to rely upon any order, direction or request of the Depository or its authorized representative which is given or made pursuant to this Article VI.

                 (d) Every Certificate executed, authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, shall be executed, authenticated and delivered in the form of, and shall be, a Global Security, unless such Certificate is registered in the name of a Person other than the Depository or a nominee thereof.

                 (e)  Subject to the provisions in the legends required by
Section 5.2 above, the registered Holder may grant proxies and otherwise authorize any Person, including Participants and Persons who may hold interests in Participants, to take any action that such Holder is entitled to take under this Agreement.

                 (f) Neither Participants nor any other Person on whose behalf Participants may act shall have any rights under this Agreement with respect to any Global Security held on their behalf by the Depository or under the Global Security, and the Depository may be treated by the Trustee and any agent of the Trustee as the absolute owner of such Global Security for all purposes whatsoever. With respect to any Global Security deposited with the Trustee as custodian for the Depository for credit to its respective accounts (or to such other accounts as they may direct) at Euroclear or CEDEL, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear", and the "Management Regulations" and "Instructions to Participants" of CEDEL, respectively, shall be applicable to such Global Security.

                 SECTION VI.9. Notices to Depository. Whenever a notice or other communication to the Holders represented by one or more Global Securities is required under this Agreement, unless and until Definitive Certificates shall have been issued to such Certificate Owners pursuant to Section 6.3, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Certificates to the Depository, and shall have no obligation to the Certificate Owners.

                 SECTION VI.10. Conditions of Authentication and Delivery. The Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates, and shall execute and deliver the Call Option and other closing documents in connection with the issue of the Certificates, upon receipt of a Operating Partnership Order.

                 SECTION VI.11. Appointment of Paying Agent. The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates. Any such Paying Agent shall be authorized to make distributions to Certificateholders from the Certificate Account and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from such Certificate Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Operating Partnership and acceptable to the Trustee. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trustee. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. Any such successor or additional Paying Agent must be approved by the Operating Partnership, whose approval shall not be unreasonably withheld. The Trustee shall cause each successor Paying Agent or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 9.1, 9.2, 9.3 and 9.5 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this Section 6.11 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement other than with respect to funds paid to such Paying Agent.

                 SECTION VI.12. Authenticating Agent. (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating such Certificates in connection with the issuance, delivery and registration of transfer or exchange of such Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating

Agent must be acceptable to the Operating Partnership. Notwithstanding anything contained herein to the contrary, the appointment of an Authenticating Agent pursuant to this Section 6.12 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement.

                 (b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Trustee or such Authenticating Agent. An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and to the Operating Partnership. The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Operating Partnership. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Operating Partnership, the Trustee promptly may appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless acceptable to the Operating Partnership. The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section. The provisions of Section 9.1, 9.2 and 9.3 shall be applicable to any Authenticating Agent.

                 (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                 This is one of the Certificates described in the Trust Agreement referred to herein.

                                               __________________________

                                               __________________________
                                               as Authenticating Agent
                                               for the Trustee

                                                    by

                                               __________________________
                                               Authorized Signatory


                 SECTION VI.13. Events of Default. Following the occurrence of an Event of Default, the Trustee shall, within five Business Days of obtaining knowledge thereof, mail a notice of such Event of Default to each Certificateholder of record as of the date the Trustee obtained such knowledge. The Trustee shall request instructions from Certificateholders as to what actions to take or remedies to exercise. The Trustee shall take such actions or exercise such remedies, or refrain from taking such actions or exercising such remedies, in the same proportion (based on the Certificate Principal Balances) as the Certificates were actually voted by the holders thereof as of the date determined by the Trustee; provided, however, that, the Trustee may not sell, liquidate or otherwise dispose of the Notes other than in connection with a Trust Termination Event and, provided further, that the Trustee shall be under no obligation to take any action or remedy at the request, order or direction of Certificateholders unless such Certificateholders have offered the Trustee reasonable security or indemnity. The Trustee shall have no liability for any failure to act resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

                                  ARTICLE VII

                           The Operating Partnership

                 SECTION VII.1. Liability of the Operating Partnership. The Operating Partnership shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement. Without limitation of the foregoing the Operating Partnership shall not be liable for the performance of any obligation under the Certificates.

                 SECTION VII.2. Limitation on Liability of the Operating Partnership. Neither the Operating Partnership, its General Partner nor any of their respective directors, officers, employees or agents shall be under any liability to the Trust, the Certificateholders or the Certificate Owners for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Operating Partnership, the General Partner or any such person against any breach of warranties, representations or covenants made herein, or against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

                 The Operating Partnership and the General Partner shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that the Operating Partnership or the General Partner may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

                 SECTION VII.3. The Operating Partnership May Purchase Certificates. The Operating Partnership may at any time purchase Certificates in the open market or otherwise. Certificates so purchased by the Operating Partnership may, at the discretion of the Operating Partnership, be held or resold or presented to the Trustee for cancellation. Certificates beneficially owned by the Operating Partnership will be disregarded for purposes of determining whether the required percentage of the aggregate Voting Rights has given any request, demand, authorization, direction, notice, consent or waiver hereunder.


                                  ARTICLE VIII

                 Concerning the Call Option and the Put Option

                 SECTION VIII.1. Call Option. (a) Concurrently with the issue of the Certificates, the Trustee shall execute the Call Option. The Trustee shall perform the Trust's obligations under the Call Option in accordance with its terms.

                 (b) The Trustee shall be permitted, without the consent of Certificateholders, to enter into any amendment of the Call Option, in accordance with the terms thereof, to cure any ambiguity in, or to correct or supplement any provision of, the Call Option; provided that (a) the Trustee has received an Opinion of Counsel to the effect that such amendment (i) will not materially adversely affect the interests of the Certificateholders and (ii) will not alter the status of the Trust as a grantor trust for Federal income tax purposes; provided, however, that counsel giving such opinion may conclusively rely upon an Officer's Certificate of the Operating Partnership with respect to the absence of any materially adverse effects of a non-legal nature. In the event the Trustee receives any other request from the holder of the Call Option for approval of any consent, waiver or other modification of the Call Option, the Trustee shall promptly deliver notice of such proposed consent, waiver or modification to each Certificateholder and shall request from the Certificateholders instructions as to whether or not to give or execute such consent, waiver or modification. Upon the direction of Holders of Certificates evidencing not less than the Required Percentage--Direction of Trustee of the aggregate Voting Rights of the Certificates, the Trustee shall enter into such consent, waiver or other modification of the Call Option; provided that the Trustee shall have received an Opinion of Counsel to the effect that such consent, waiver or other modification will not alter the status of the Trust as a grantor trust for Federal income tax purposes; and provided further, that the Trustee shall not enter into any such consent, waiver or other modification if the Trustee determines (based upon advice of counsel upon which advice the Trustee may conclusively rely) that such consent, waiver or other modification would alter the date on which the Call Option is exercisable or the amount payable upon exercise of the

Call Option without obtaining the prior consent of Certificateholders evidencing 100% of the aggregate Voting Rights of the Certificates.

                 (c) Notwithstanding clause (b) above, the Trustee shall not enter into any amendment to the Call Option unless the Rating Agency Condition is satisfied.

                 SECTION VIII.2. Obligations to the Callholder. (a) Upon the exercise of the Call Option in accordance with its terms, the Trustee shall deliver or cause to be delivered upon the written direction of the Callholder, by 2:00 p.m. (New York City time) on the Settlement Date, the Notes, provided that the Trustee shall have received notice of the exercise thereof from the Callholder on or prior to the Call Exercise Date in accordance with the terms of the Call Option and shall have received from the Callholder an amount, in immediately available funds in a form acceptable to the Trustee, equal to the Call Price for the Notes, by 2:00 p.m. (New York City time) on the Business Day prior to the Settlement Date.

                 (b) Upon receipt of the Call Price pursuant to Section 8.2(a), the Trustee shall include any such amount in Available Funds with respect to the Final Distribution (other than any interest received on the Call Price from May 1, 2004 to May 15, 2004, which interest shall be payable to the Callholder).

                 SECTION VIII.3. Put Option. (a) If the Trustee fails to receive notice from the Callholder in accordance with the Call Option on or prior to 4:00 p.m. New York time on the Call Exercise Date that it intends to exercise the Call Option, the Trustee, on behalf of the Certificateholders, shall, immediately thereafter, give irrevocable written notice to the Operating Partnership that it intends to exercise the Put Option on the Settlement Date in accordance with the terms of the Notes and the Indenture. Any notice pursuant to this Section 8.3 shall be irrevocable.

                 (b)     Subject to prior compliance with clause (a) of this
Section 8.3, the Put Option shall be consummated by the Trustee on behalf of the Trust by delivery of the Notes to the Operating Partnership at the time and in the manner specified in the Notes, together with such other documents as may be required by, and by satisfying such other applicable terms of, the Notes and the Indenture.

                 (c) Notwithstanding any other term of this Agree-ment, if the Callholder exercises the Call Option in accordance with the terms thereof but is notified that it will fail or in fact fails to make payment in full thereon by 2:00 p.m. on the Business Day preceding the Settlement Date, the Trustee, on behalf of the Trust, shall, immediately upon notice of or the occurrence of such default by the Callholder, give irrevocable written notice to the Operating Partnership that it intends to exercise the Put Option on the Settlement Date in accordance with the terms of the Notes and the Indenture.
In such event, the Put Option shall then be exercised by the Trustee on behalf of the Trust by surrender of the Notes to the Operating Partnership at the time and in the manner specified in the Notes, together with such other documents as may be required by, and by satisfying any other applicable terms of, the Notes and the Indenture.


                                   ARTICLE IX

                             Concerning the Trustee

                 SECTION IX.1.     Duties of Trustee; Notice of Defaults.
(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Call Option. During the period an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                 (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them in good faith to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Operating Partnership and

Certificateholders.

                 (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                 (i) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                 (ii) except for actions expressly authorized by this Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Trust Asset now existing or hereafter acquired or to impair the value of any Trust Asset now existing or hereafter acquired;

                 (iii) except as expressly provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust including by (A) accepting any substitute obligation or asset for a Trust Asset initially assigned to the Trustee under Section 2.1, (B) adding any other investment, obligation or security to the Trust or (C) withdrawing from the Trust any Trust Assets; and

                 (iv) in the event that the Paying Agent or the Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Certificate Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required.

                 SECTION IX.2. Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 9.1:

                 (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, in-strument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (ii) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                 (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                 (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                 (v) the Trustee shall not be bound to make any investigation into the facts of matters stated in any reso- lution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing to do so by Holders of the Required Percentage-Direction of Trustee of the aggregate Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                 (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

                 (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other Proceeding relating thereto, and any such suit, action or Proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                 SECTION IX.3. Trustee Not Liable for Recitals in Certificates or Trust Assets. The Trustee assumes no responsi- bility for the correctness of the recitals contained herein and in the Certificates or in any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates). Except as set forth in
Section 9.11, the Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication on the Certificates) or of any Trust Asset or related document. The Trustee shall not be accountable for the use or application by the Operating Partnership of any of the Certificates or of the proceeds of such Certificates.

                 SECTION IX.4. Trustee May Own Certificates. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates and may transact business with the other party hereto with the same rights it would have if it were not Trustee.

                 SECTION IX.5.     Trustee's Fees and Expenses; Indemnification.
(a) As compensation for its duties hereunder, the Trustee shall be reimbursed for Eligible Expenses by the Operating Partnership or pursuant to such other arrangements as may be satisfactory to the Trustee. Failure by the Operating Partnership to reimburse the Trustee, or failure of such other arrangements to result in the reimbursement of the Trustee, shall not entitle the Trustee to any reimbursement from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under the Agreement. Such unreimbursed Eligible Expenses (or any expenses other than Eligible Expenses) shall not be borne by the Trust and shall not constitute a claim against the Trust but shall be borne by the Trustee, in its individual capacity.

                 (b) The Operating Partnership shall indemnify and hold harmless the Trustee against any loss, liability or expense incurred in connection with any action relating to this Agreement, the Certificates, the Call Option, the Put Option, the Purchase Agreement and the performance of the Trustee's duties hereunder or thereunder except to the extent that such loss, liability or expense is due to wilful misfeasance, bad faith or negligence (except for errors in judgment unless it is proved that the Trustee was negligent in ascertaining the pertinent facts) of the Trustee. The indemnity provided in this Section 9.5(b) shall survive the resignation or removal of the Trustee and the termination of the Trust.

                 SECTION IX.6. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or an association which is not an Affiliate of the Operating Partnership (but may have normal banking relationships with the Operating Partnership and its Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. Such corporation or association must be rated in one of the four highest rating categories by the Rating Agencies.

                 SECTION IX.7. Resignation or Removal of the Trustee. (a) The Trustee may at any time resign and be discharged from any trust hereby created by giving written notice thereof to the Operating Partnership, the Rating Agencies and to all Certificateholders. Upon receiving such notice of resignation, the Operating Partnership shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to such Certificateholders by the Operating Partnership. If no such successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                 (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.6 and shall fail to resign after written request therefor by the Operating Partnership, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Operating Partnership may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, if any, by the Operating Partnership.

                 (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 9.8.

                 SECTION IX.8. Successor Trustee. (a) Any successor trustee appointed as provided in Section 9.7 shall execute, acknowledge and deliver to the Operating Partnership and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Trust Assets documents and statements held by it hereunder, and the Operating Partnership and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.6.

                 (b) Upon acceptance of appointment by a successor trustee as provided in this Section, the Operating Partnership shall transmit notice of the succession of such trustee hereunder to all Holders of Certificates and to the Rating Agencies in the manner provided in Section 11.5.

                 SECTION IX.9. Merger or Consolidation of Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, or any corporation or association purchasing all, or substantially all, of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 9.6, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                 SECTION IX.10.    Appointment of Office or Agency.   The
Trustee shall appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for the Final Distribution with respect thereto, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints First Trust of New York National Association for such purpose.


                 SECTION IX.11. Representations and Warranties of Trustee. The Trustee represents and warrants that:

                 (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or association;

                 (ii) neither the execution, the delivery or performance by the Trustee of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will violate its charter documents or by-laws.

                 (iii) the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations as set forth herein, has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and has satisfied all of the eligibility requirements set forth in Section 9.6 above; and

                 (iv) this Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                 (v) the execution, delivery and performance by the Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Trustee.

                 SECTION IX.12. Limitation of Powers and Duties. (a) The Trustee shall administer the Trust and the Trust Assets solely as specified herein.

                 (b) The Trust is constituted solely for the purpose of acquiring and holding the Trust Assets. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Notes, once acquired, or interests therein, including to Certificateholders (except pursuant to the Call Option, the Put Option, Section 4.2 and Section 10.2 hereof) or (ii) to do anything that would cause the Trust to fail or cease to qualify as a grantor trust for Federal income tax purposes.

                 (c) The Trustee, as a holder of the Notes, has the right to vote and give consents and waivers in respect of the Notes and enforce such other rights of a holder of the Notes except as otherwise limited by the Agreement. In the event that this Trustee receives a request from the Operating Partnership or, if applicable, any depositary with respect to the Notes, for the Trustee's consent to any amendment, modification or waiver of the Notes, or any document thereunder, or relating thereto, or receives any other solicitation for any action with respect to the Notes, the Trustee shall within five Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of the date of such request. The Trustee shall request instructions from the Certificateholders as to what action to take in response to such request. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the Certificate Principal Balances) as the Certificates of the Trust were actually voted or not voted by the Holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in the Agreement, the Trustee shall at no time vote in favor of or consent to any matter (i) unless such vote or consent would not, based on an Opinion of Counsel, alter the status of the Trust as a grantor trust under the Code, (ii) which would alter the timing or amount of any payment on the Notes, without the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates or (iii) which would result in the exchange or substitution of any Notes pursuant to a plan for the refunding or refinancing of such Notes, except in the event of a default on the Notes, or which would otherwise result in a sale or exchange of Certificates for tax purposes and, in each case, only with the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates. The Trustee shall have no liability for any failure to act resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

                 (d) Notwithstanding any provision of the Agreement to the contrary, for purposes of any security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any action undertaken at the direction of the Certificateholders, which the Trustee may require from the Certificateholders prior to taking any such action, an unsecured indemnity agreement of a Certificateholder or any of its Affiliates, if acceptable to the Trustee, shall be deemed sufficient to satisfy such security or indemnity requirement. The Trustee acknowledges that an unsecured indemnity agreement from any Certificateholder that is an institutional investor whose long-term debt or claims paying ability is rated investment grade by the Rating Agencies at such time shall be acceptable for such purpose.

                 (e) Unless otherwise provided in this Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent, and Certificate Registrar.


                                   ARTICLE X

                                  Termination

                 SECTION X.1. Termination. (a) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Holder presenting and surrendering its Certificates the amounts distributable to such Holder in accordance with Sections 4.1 and 4.2 in respect of the Certificates so presented and surrendered. Any funds not distributed on the Final Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with Section 4.2(d) hereof.

                 (b) The Trust and the respective obligations and responsibilities under this Agreement of the Operating Partnership and, except as otherwise provided herein, the Trustee shall terminate upon the completion of the Final Distribution; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                                   ARTICLE XI

                            Miscellaneous Provisions

                 SECTION XI.1. Amendment. (a) This Agreement may be amended from time to time by the Operating Partnership and the Trustee without notice to or the consent of any of the Certificateholders for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in the Call Option; (ii) to add any security interest for the benefit of any Certificateholders; (iii) to add to the covenants, restrictions or obligations of the Operating Partnership, or the Trustee for the benefit of the Certificateholders; (iv) to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement, so long as (x) any such amendment described in (i) through (iv) will not, as evidenced by an Opinion of Counsel, affect the tax status of the Trust as a "grantor trust" or result in a sale or exchange of any Certificate for tax purposes and (y) the Rating Agency Condition has been satisfied; (v) to comply with any requirements imposed by the Code; (vi) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than the Operating Partnership as Trustee, and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Trust hereunder; or (vii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Certificates or to add or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder; or (viii) to amend any of Exhibits C through L to the extent deemed advisable by the Operating Partnership to ensure that transfers of interests in Certificates are made in conformity with applicable law.

                 (b) Without limiting the generality of the foregoing, this Agreement may also be modified or amended from time to time by the Operating Partnership and the Trustee with the consent of the Holders of Certificates representing the Required Percentage -- Amendment of the aggregate Voting Rights to which such modification or amendment relates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or alter the timing of, payments received on Trust Assets which are required to be distributed on any Certificate without the unanimous consent of the Holders of such Certificates, (ii) adversely affect in any material respect the interests of the Holders of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates evidencing not less than the Required Percentage--Amendment of the aggregate Voting Rights or (iii) reduce the percentage of aggregate Voting Rights required by (ii), as described in
(ii), without the consent of all Holders of Certificates and provided, further that the Operating Partnership shall furnish to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, any such amendment would not affect the tax status of the Trust as a "grantor trust."

                 (c) In addition to and notwithstanding anything to the contrary in this Agreement, the Trustee shall not enter into any modification or amendment of this Agreement, (i) which would adversely affect in any material respect the interests of the Callholder in the Notes without the consent of the Callholder or (ii) which would alter the date on which the Call Option is exercisable or the amount payable upon exercise of the Call Option, without the consent of the Callholder; provided, however, that the Trustee shall not enter into any modification or amendment of this Agreement unless such modification or amendment would not, based on an Opinion of Counsel, alter the tax status of the Trust as a "grantor trust" or result in a sale or exchange of any Certificates for tax purposes.

                 (d) Promptly after the execution of any such amendment or modification, the Trustee shall furnish a copy of such amendment or modification without charge to each Certificateholder and the Operating Partnership shall furnish a copy of such amendment or modification to the Rating Agencies. It shall not be necessary to obtain the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                 SECTION XI.2. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                 SECTION XI.3.    Limitation on Rights of Certificateholders.
(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the applicable Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                 (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                 (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of breach and of the continuance thereof and unless also the Holders of Certificates evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and agreed that the Trustee shall not be obligated to make any investigation of matters arising under this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Certificateholders unless such Certificateholders have offered to the Trustee the reasonable indemnity referred to above. It is further understood and agreed, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                 SECTION XI.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                 SECTION XI.5. Notices. (a) All directions, demands and notices under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered by facsimile followed by delivery by mail or delivered in any other manner specified herein, (i) in the case of the Operating Partnership, to 150 N. Wacker Drive, Suite 150, Chicago, Illinois, 60606, Facsimile number: (312) 704-6606, Attention: Michael T. Tomasz, or such other address as may hereafter be furnished to the Trustee in writing by the Operating Partnership, and (ii) in the case of the Trustee, to One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois, 60601. Facsimile number: (312) 228-9459, or such other address as may hereafter be furnished to the Operating Partnership in writing by the Trustee.

                 (b) For purposes of delivering notices to the Rating Agencies under Section 11.7 or otherwise, such notices shall be mailed or delivered as provided in Section 11.7 to: Standard & Poor's, 26 Broadway (15th Floor), New York, New York 10004; Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; Fitch Investors Service, L.P., One State Street Plaza, (31st Floor), New York, New York 10004 and Duff & Phelps Credit Rating Co., 17 State

Street, (12th Floor), New York, New York 10004, or such other address as the Rating Agencies may designate in writing to the parties hereto.

                 (c) Notwithstanding any provisions of the Agreement to the contrary, the Trustee and the Operating Partnership shall deliver all notices or reports required to be delivered by the Trustee or the Operating Partnership to the Certificateholders without charge to such Certificateholders.

                 (d) Any notice required to be provided to a Holder shall be given by first class mail, postage prepaid, at the last address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

                 SECTION XI.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                 SECTION XI.7. Notice to Rating Agencies. The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                 (i)     any change or amendment to this Agreement;

                 (ii)    the resignation or termination of the Trustee;

                 (iii)   the final payment to Holders of the Certificates; and

                 (iv)    any change in the location of the Certificate Account.

In addition, the Trustee shall promptly furnish to each of the Rating Agencies copies of each report to Certificateholders described in Section 4.3 or otherwise.





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

Any such notice pursuant to this Section shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to each of the Rating Agencies at the address specified in Section 11.5.

                 SECTION XI.8. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each of the Trustee, any Authenticating Agent, any Paying Agent and the Operating Partnership agrees that it shall not, until the date which is one year and one day after the Final Distribution Date acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

                 SECTION XI.9. Article and Section References. All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                 SECTION XI.10    Compliance Certificates and Opinions, etc.

                 (a) Upon any application or request by the Operating Partnership to the Trustee to take any action under any provision of this Agreement, the Operating Partnership shall furnish to the Trustee: (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                           (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the judgement of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                 IN WITNESS WHEREOF, the Operating Partnership and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                          FIRST INDUSTRIAL, L.P.
                                          By:  FIRST INDUSTRIAL REALTY TRUST,
                                          INC., its General Partner


                                          By:___________________________________
                                          Name:
                                          Title:


                                          FIRST BANK NATIONAL ASSOCIATION,
                                          AS TRUSTEE,


                                          By:___________________________________
                                          Name:
                                          Title:

                                                                    Exhibit A


NUMBER                                                           $____________
R-___                                                   CUSIP NO. ____________


                      SEE REVERSE FOR CERTAIN DEFINITIONS

                   [INSERT APPROPRIATE SECURITIES ACT LEGEND]

                 THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY FIRST INDUSTRIAL, L.P. OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                FIRST INDUSTRIAL PASS-THROUGH ASSET TRUST 1997-1

                 7.375% PASS-THROUGH ASSET TRUST SECURITIES DUE
                                  MAY 15, 2004

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $100,000,000 aggregate principal amount of 7.375% Notes due May 15, 2011 (collectively, the "Notes") of First Industrial, L.P. (the "Operating Partnership"). The Notes have been purchased by the Trust from the Operating Partnership with the proceeds of the sale of the Certificates and the Call Option (as defined herein).

                 THIS CERTIFIES THAT ____________ is the registered owner of a nonassessable, fully-paid, fractional undivided interest in First Industrial Pass-Through Asset Trust formed by the Operating Partnership equal to a Certificate Principal Balance of $_________. Under the Trust Agreement, there will be distributed on the 15th day of each May and November, or if such day is not a Business Day, the next succeeding Business Day, commencing November 15, 1997 through and including the Settlement Date (each a "Distribution Date"), to the extent of Available Funds (as defined below), an amount equal to the interest collected on the Notes. On the Final Distribution Date, there will be distributed, to the extent of Available Funds, all distributions received from or in respect of the Trust Assets.

                 The Trust was created pursuant to a Trust Agreement dated as of May 16, 1997 (the "Trust Agreement"), between the Operating Partnership and First Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"). This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

                 This Certificate is one of the duly authorized Certificates designated as "7.375% Pass-Through Asset Trust Securities due May 15, 2004" (herein called the "Certificates"). Concurrently with the issuance of the Certificates, the Trustee will issue one call (the "Call Option") that represents the right to purchase the Notes in whole but not in part on May 15, 2004 at the Call Price specified in the Call Option. If the holder of the Call Option does not give irrevocable prior written notice of its intent to exercise the Call Option in accordance with its terms, the Trustee shall exercise the Put Option (as defined in the Trust Agreement) and the Operating Partnership shall be obligated to purchase the Notes at a price equal to the unpaid principal amount thereof on May 15, 2004. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

The property of the Trust consists of the Notes and all payments on or collections in respect of the Notes accrued on or after the Closing Date (not including any interest or other reinvestment income received with respect to the foregoing) and any proceeds from the sale of the Notes pursuant to the Call Option.

                 Subject to the terms and conditions of the Trust Agreement and the Call Option (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. If a payment with respect to the Notes is not made to the Trustee by 11:00 a.m. (New York City time) on the date such payment is due, or if such payment is not made on the due date, the Trustee will upon receipt of such funds make such distribution on the next Business Day (and no additional amounts of interest shall accrue on the Certificates or be owed to Certificateholders as a result of any such delay).

                 Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the Final Distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York.

                 Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                 THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO

ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed as of the date set forth below.


                                        FIRST INDUSTRIAL PASS-THROUGH
                                        ASSET TRUST 1997-1,

                                        by FIRST BANK NATIONAL
                                        ASSOCIATION, not in its
                                        individual capacity but solely as
                                        Trustee


                                        Authorized Officer

Dated:  _____



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Certificates described in the Trust Agreement referred to herein.




FIRST BANK NATIONAL                            _____________________________
ASSOCIATION,
as Trustee,                              or    _____________________________
                                               as Authenticating Agent for
                                               the Trustee

  by                                           by
________________________                       _____________________________
Authorized Signatory                           Authorized Signatory

                         (REVERSE OF TRUST CERTIFICATE)


                 The Certificates are limited in right of distribution to certain payments and collections respecting the Trust Agreement, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to payments under the Notes, the Call Option and the Put Option (to the extent of its rights therein) for distributions hereunder.

                 Subject to the next paragraph and to certain exceptions provided in the Trust Agreement and the Call Option, the Trust Agreement permits the amendment thereof and the modification of the rights and obligations of the Operating Partnership and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Operating Partnership and the Trustee with the consent of the Holders of Certificates evidencing greater than 66-2/3% of the aggregate Voting Rights of Outstanding Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                 Under the terms of the Call Option and the Trust Agreement, Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Notes. In addition, amendment of the Trust Agreement may require, and amendment of the Call Option generally will require, consent of the Callholder, all as provided in the Call Option and the Trust Agreement.

                 The Certificates are issuable in fully registered form only in minimum original principal amounts of $100,000 and integral multiples thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same principal amount, class, original issue date and maturity, in authorized denominations as requested by the Holder surrendering the same.

                 As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The Certificate Registrar appointed under the Trust Agreement is First Bank National Association.

                 No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                 The Operating Partnership and the Trustee and any agent of the Operating Partnership or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Operating Partnership, the Trustee, nor any such agent shall be affected by any notice to the contrary.

                 The Trust and the obligations of the Operating Partnership and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to Certificateholders on a sale of the Notes to the Callholder or repurchase by the Operating Partnership of the Notes pursuant to the Put Option, (ii) the distribution of all proceeds received by the Trustee in connection with certain circumstances described in the Trust Agreement following an Event of Default and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                                   ASSIGNMENT


         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
TAXPAYER IDENTIFICATION OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



         ______________________________________________________________________
         (Please print or type name and address, including postal zip code, of assignee)


         ______________________________________________________________________
         the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



         ______________________________________________________________________
         Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.



Dated:



                                         _______________________________*
                                         Signature Guaranteed;

                                         _______________________________*



* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       Exhibit B

                      [Form of Confirmation and Schedule]

                                                                       Exhibit C


                [FORM OF CERTIFICATION TO BE GIVEN BY HOLDERS OF
                       BENEFICIAL INTEREST IN A TEMPORARY
                          REGULATION S GLOBAL SECURITY
                             TO EUROCLEAR OR CEDEL]

                         OWNER SECURITIES CERTIFICATION

                FIRST INDUSTRIAL PASS-THROUGH ASSET TRUST 1997-1

                   7.375% Pass-Through Asset Trust Securities
                                Due May 15, 2004
                                CUSIP No. _____


                 Reference is hereby made to the Trust Agreement, dated as of May 16, 1997 (the "Trust Agreement"), between First Industrial, L.P. (the "Operating Partnership") and First Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

                 This is to certify that, as of the date hereof, US$___________ of the above-captioned Certificates (the "Certificates") are beneficially owned by non-U.S. person(s). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act of 1933, as amended.

                 We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                 We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Trust, First Industrial, L.P. and the Initial Purchaser.




                                  Dated:_______________, ____

                                  By:__________________________________________
                                     As, or as agent for, the beneficial
                                     owner(s) of the Certificates to which this
                                     certificate relates.

                                                                     Exhibit D

                       [FORM OF CERTIFICATION TO BE GIVEN
                          BY THE EUROCLEAR OPERATOR OR
                          CEDEL BANK, SOCIETE ANONYME]

                      DEPOSITORY SECURITIES CERTIFICATION

                FIRST INDUSTRIAL PASS-THROUGH ASSET TRUST 1997-1

                   7.375% Pass-Through Asset Trust Securities
                                Due May 15, 2004

                                CUSIP No. _____


Reference is hereby made to the Trust Agreement, dated as of May 16, 1997 (the "Trust Agreement"), between First Industrial, L.P. (the "Operating Partnership") and First Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

This is to certify that, with respect to U.S.$___________ principal amount of the above-captioned Certificates (the "Certificates"), except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates (our "Member Organizations"), certifications with respect to such portion, substantially to the effect set forth in the Trust Agreement.(1)

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Regulation S Global Security (as defined in the Trust Agreement) excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member





_______________________

(1) Unless [MORGAN GUARANTY TRUST COMPANY OF NEW YORK, LONDON BRANCH] is otherwise informed by the Agent, the long form certificate set out in the Operating Procedures will be deemed to meet the requirements of this sentence.

Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Trust, the Operating Partnership and the Initial Purchaser.


                                          Dated:  _______________, ____


                                          Yours faithfully,


                                          [MORGAN GUARANTY TRUST COMPANY OF NEW
                                          YORK, AS OPERATOR OF THE EUROCLEAR
                                          SYSTEM]

                                          or

                                          [CEDEL BANK, SOCIETE ANONYME]


By______________________________

                                                                       Exhibit E

                     [FORM OF CERTIFICATION TO BE GIVEN BY
                     TRANSFEREE OF BENEFICIAL INTEREST IN A
                    TEMPORARY REGULATION S GLOBAL SECURITY]

                      TRANSFEREE SECURITIES CERTIFICATION

                FIRST INDUSTRIAL PASS-THROUGH ASSET TRUST 1997-1

                   7.375% Pass-Through Asset Trust Securities
                                Due May 15, 2004
                                CUSIP No. _____

Reference is hereby made to the Trust Agreement, dated as of May 16, 1997 (the "Trust Agreement"), between First Industrial, L.P. (the "Operating Partnership")and First Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

For purposes of acquiring a beneficial interest in the Temporary Regulation S Global Security, the undersigned certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you in which we intend to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Trust, the Operating Partnership and the Initial Purchaser.

                         Dated:_______________, ____

By:___________________________
   As, or as agent for, the beneficial acquiror
   of the Certificates to which this certificate
   relates.

                                                                       Exhibit F

                     FORM OF CERTIFICATION FOR TRANSFER OR
                     EXCHANGE OF RESTRICTED GLOBAL SECURITY
                   TO TEMPORARY REGULATION S GLOBAL SECURITY
                      (Exchanges or transfers pursuant to
                    Section 6.3A(3) of the Trust Agreement)

First Bank National Association,
        as Trustee
One Illinois Center
111 East Wacker Drive
Suite 3000
Chicago, Illinois 60601

Attention: Harry Hall

        Re: FIRST INDUSTRIAL PASS-THROUGH ASSET TRUST 1997-1 7.375% Pass-Through Asset Trust Securities Due May 15, 2004 (the "Certificates")

                 Reference is hereby made to the Trust Agreement, dated as of May 16, 1997 (the "Trust Agreement"), between First Industrial, L.P. (the "Operating Partnership") and First Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

                 This letter relates to U.S.$___________ aggregate principal amount of Certificates which are held in the form of the Restricted Global Security (CUSIP No. _____) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Certificates evidenced by the Temporary Regulation S Global Security (CUSIP No. _____) to be held with the Depository in the name of [Euroclear] [Cedel Bank, societe anonyme].

                 In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Certificates and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

                 (1) the offer of the Certificates was not made to a person in the United States;

                 [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;](1)

                 [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf of the undersigned knows that the transaction was pre-arranged with a buyer in the United States;]1/

                 (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                 (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depository in the name of [Euroclear] [Cedel Bank, societe anonyme].

                 We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Trust, the Operating Partnership and the Initial Purchaser.

                                    [Insert Name of Transferor]


                                     By:_____________________________
                                     Name:
                                     Title:





__________________________________
(1) Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

Dated:  _______________

cc:     First Industrial, L.P.

                                                                       Exhibit G

               FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
                         RESTRICTED GLOBAL SECURITY TO
                     PERMANENT REGULATION S GLOBAL SECURITY
                      (Exchanges or transfers pursuant to
                    Section 6.3A(4) of the Trust Agreement)

First Bank National Association,
        as Trustee
One Illinois Center
111 East Wacker Drive
Suite 3000
Chicago, Illinois 60601

Attention: Harry Hall


        Re: FIRST INDUSTRIAL PASS-THROUGH ASSET TRUST 1997-1 7.375% Pass-Through Asset Trust Securities Due May 15, 2004 (the "Certificates")

                 Reference is hereby made to the Trust Agreement, dated as of May 16, 1997 (the "Trust Agreement"), between First Industrial, L.P. (the "Operating Partnership") and First Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

                 This letter relates to U.S.$___________ aggregate principal amount of Certificates which are held in the form of the Restricted Global Security (CUSIP No. _____) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Certificates evidenced by the Permanent Regulation S Global Security (CUSIP No. _____).

                 In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Certificates and,

(1) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

                 (A) the offer of the Certificates was not made to a person in the United States;

                 [(B) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;](1)

                 [(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;]1/

                 (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

                 (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(2) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.

                 We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Trust, the Operating Partnership and the Initial Purchaser.

                                          [Insert Name of Transferor]


                                          By:_____________________________
                                                   Name:
                                                   Title:

Dated:  _______________

cc:     First Industrial, L.P.


_____________________________
(1) Insert one of these two provisions, which come from the definition of "offshore transactions" in Regulation S.

                                                                       Exhibit H

               FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
                     TEMPORARY REGULATION S GLOBAL SECURITY
                  OR PERMANENT REGULATION S GLOBAL SECURITY TO
                           RESTRICTED GLOBAL SECURITY
                      (Exchanges or transfers pursuant to
                    Section 6.3A(5) of the Trust Agreement)


First Bank National Association,
        as Trustee
One Illinois Center
111 East Wacker Drive
Suite 3000
Chicago, Illinois 60601

Attention: Harry Hall

                 Re:  FIRST INDUSTRIAL PASS-THROUGH ASSET TRUST 1997-1

                         7.375% Pass-Through Asset Trust Securi-
                         ties Due May 15, 2004 (the "Certificates")

                 Reference is hereby made to the Trust Agreement, dated as of May 16, 1997 (the "Trust Agreement"), between First Industrial, L.P. (the "Operating Partnership") and First Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

                 This letter relates to U.S.$___________ principal amount of Certificates which are evidenced by an aggregate [Temporary Regulation S Global Security (CUSIP No. _____)] [Permanent Regulation S Global Security (CUSIP No. _____] and held with the Depository through [Euroclear] [Cedel] (Common Code
________) in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in Certificates to a person that will take delivery thereof in the form of an equal principal amount of Certificates evidenced by a Restricted Global Security of the same series and of like tenor as the Certificates (CUSIP No. _____).

                 In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferor does hereby further certify that the Certificates are being transferred to a person that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Trust, the Operating Partnership and the Initial Purchaser.

                                    [Insert Name of Transferor]



                                    By:_____________________________
                                       Name:
                                       Title:

Dated:  _______________


cc:     First Industrial, L.P.

                                                                       EXHIBIT I

                       FORM OF CERTIFICATION FOR TRANSFER
              OR EXCHANGE OF NON-GLOBAL RESTRICTED CERTIFICATE TO
                           RESTRICTED GLOBAL SECURITY
                      (Transfers and exchanges pursuant to
                    Section 6.3A(6) of the Trust Agreement)


First Bank National Association,
        as Trustee
One Illinois Center
111 East Wacker Drive
Suite 3000
Chicago, Illinois 60601

Attention: Harry Hall

                 Re:  FIRST INDUSTRIAL PASS-THROUGH ASSET TRUST 1997-1

                      7.375% Pass-Through Asset Trust Securi-
                      ties Due May 15, 2004 (the "Certificates")

                 Reference is hereby made to the Trust Agreement, dated as of May 16, 1997 (the "Trust Agreement"), between First Industrial, L.P. (the "Operating Partnership") and First Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

                 This letter relates to $___________ principal amount of Restricted Certificates held in definitive form (CUSIP No. _____) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Certificates.

                 In connection with such request and in respect of such Certificates, the Transferor does hereby certify that (i) such Certificates are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A or Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act") and accordingly the Transferor does hereby further certify that:

                 (1)  if the transfer has been effected pursuant to Rule 144A:

                         (A) the Certificates are being transferred to a person that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion;


                         (B) such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A; and

                         (C) the Certificates have been transferred in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States; or

                 (2)  if the transfer has been effected pursuant to Rule 144:

                         (A) more than two years has elapsed since the date of the closing of the initial placement of the Certificates pursuant to the Purchase Agreement; and

                         (B) the Certificates have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

                 We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Trust, the Operating Partnership and the Initial Purchaser.

                                          Dated:  _______________, ____


                                          [Insert Name of Transferor]


                                          By:_____________________________
                                                   Name:
                                                   Title:

cc:     First Industrial, L.P.

                                                                       EXHIBIT J

                       FORM OF CERTIFICATION FOR TRANSFER
              OR EXCHANGE OF NON-GLOBAL RESTRICTED CERTIFICATE TO
                     PERMANENT REGULATION S GLOBAL SECURITY
                   OR TEMPORARY REGULATION S GLOBAL SECURITY
                      (Transfers and exchanges pursuant to
                    Section 6.3A(6) of the Trust Agreement)


First Bank National Association,
        as Trustee
One Illinois Center
111 East Wacker Drive
Suite 3000
Chicago, Illinois 60601

Attention: Harry Hall

                 Re: FIRST INDUSTRIAL PASS-THROUGH ASSET TRUST 1997-1 7.375% Pass-Through Asset Trust Securi-ties Due May 15, 2004 (the "Certificates")

                 Reference is hereby made to the Trust Agreement, dated as of May 16, 1997 (the "Trust Agreement"), between First Industrial, L.P. (the "Operating Partnership") and First Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

                 This letter relates to $100,000,000 principal amount of Restricted Certificates held in definitive form (CUSIP No. _____) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Certificates.

                 In connection with such request and in respect of such Certificates, the Transferor does hereby certify that (i) such Certificates are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Act"), or (b) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that:

                 (1) if the transfer has been effected pursuant to Rule 903 or Rule 904:

                         (A) the offer of the Certificates was not made to a person in the United States;

                         (B)  either;

                                  (i)  at the time the buy order was
                         originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                                  (ii)  the transaction was executed in, on or
                         through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                         (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                         (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Act; and

                         (E)  if such transfer is to occur during the
                 Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depository through [Euroclear] [CEDEL]; or

                 (2)  if the transfer has been effected pursuant to Rule 144:

                         (A) more than two years has elapsed since the date of the closing of the initial placement of the Certificates pursuant to the Purchase Agreement; and

                         (B) the Certificates have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

                 We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Trust, the Operating Partnership and the Initial Purchaser.

                                          Dated:  _______________, ____


                                          [Insert Name of Transferor]


                                          By:_____________________________
                                                   Name:
                                                   Title:


cc:     First Industrial, L.P.

                                                                       EXHIBIT K

                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL PERMANENT REGULATION S
                     SECURITY TO RESTRICTED GLOBAL SECURITY
                      (Transfers and exchanges pursuant to
                    Section 6.3A(7) of the Trust Agreement)


First Bank National Association,
        as Trustee
One Illinois Center
111 East Wacker Drive
Suite 3000
Chicago, Illinois 60601

Attention: Harry Hall

                 Re:  FIRST INDUSTRIAL PASS-THROUGH ASSET TRUST 1997-1
                         7.375% Pass-Through Asset Trust Securi-
                         ties Due May 15, 2004 (the "Certificates")


                 Reference is hereby made to the Trust Agreement, dated as of May 16, 1997 (the "Trust Agreement"), between First Industrial, L.P. (the "Operating Partnership") and First Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

                 This letter relates to $___________ principal amount of Restricted Certificates held in definitive form (CUSIP No. _____) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Certificates.

                 In connection with such request and in respect of such Certificates, the Transferor does hereby certify that (i) such Certificates are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended, and accordingly the Transferor does hereby further certify that the Certificates are being transferred to a person that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

                 We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Trust, the Operating Partnership and the Initial Purchaser.

                                          Dated:  _______________, ____

                                          [Insert Name of Transferor]


                                          By:_____________________________
                                                   Name:
                                                   Title:


cc:     First Industrial, L.P.

                                                                       EXHIBIT L

                       FORM OF CERTIFICATION FOR TRANSFER
                OR EXCHANGE OF NON-GLOBAL PERMANENT REGULATION S
               SECURITY TO PERMANENT REGULATION S GLOBAL SECURITY
                      (Transfers and exchanges pursuant to
                    Section 6.3A(7) of the Trust Agreement)


First Bank National Association,
        as Trustee
One Illinois Center
111 East Wacker Drive
Suite 3000
Chicago, Illinois 60601

Attention: Harry Hall

                 Re:  FIRST INDUSTRIAL PASS-THROUGH ASSET TRUST 1997-1

                      7.375% Pass-Through Asset Trust Securi-
                      ties Due May 15, 2004 (the "Certificates")

                 Reference is hereby made to the Trust Agreement, dated as of May 16, 1997 (the "Trust Agreement"), between First Industrial, L.P. (the "Operating Partnership") and First Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

                 This letter relates to $___________ principal amount of Restricted Certificates held in definitive form (CUSIP No. _____) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Certificates.

                 In connection with such request and in respect of such Certificates, the Transferor does hereby certify that (i) such Certificates are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Act"), or (b) Rule 144 under the Act, and accordingly the Transferor does hereby further certify that:

                 (1) if the transfer has been effected pursuant to Rule 903 or Rule 904:

                         (A) the offer of the Certificates was not made to a person in the United States;

                         (B)  either;

                                  (i)  at the time the buy order was
                         originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                                  (ii)  the transaction was executed in, on or
                         through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                         (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                         (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Act; and

                         (E)  if such transfer is to occur during the
                 Restricted Period, upon completion of the transaction, the beneficial interest being transferred as described above was held with the Depository through [Euroclear] [CEDEL]; or

                 (2)  if the transfer has been effected pursuant to Rule 144:

                         (A) more than two years has elapsed since the date of the closing of the initial placement of the Certificates pursuant to the Purchase Agreement; and

                         (B) the Certificates have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

                 We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Trust, the Operating Partnership and the Initial Purchaser.

                                          Dated:  _______________, ____


                                          [Insert Name of Transferor]


                                          By:_____________________________
                                                   Name:
                                                   Title:


cc:     First Industrial, L.P.